Exhibit 4.5

Certain portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) the type that the registrant treats as private or confidential. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXECUTION VERSION

NINTH SUPPLEMENTAL TRUST DEED

9 JUNE 2022

RENTOKIL INITIAL PLC

as Issuer and Guarantor

and

RENTOKIL INITIAL FINANCE B.V.

as Issuer

and

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

as Trustee

further modifying and restating the provisions of the Trust Deed dated 9 December 2005 relating to a

€5,000,000,000 EURO MEDIUM TERM NOTE PROGRAMME

Allen & Overy LLP

THIS NINTH SUPPLEMENTAL TRUST DEED is made on 9 June 2022

BETWEEN:

(1)	RENTOKIL INITIAL PLC, a company incorporated under the laws of England, whose registered office is at Compass House, Manor Royal, Crawley, West Sussex, United Kingdom, RH10 9PY ("Rentokil Initial" and, in its capacity as an issuer, the "Issuer", and further in its capacity as guarantor of Notes issued by Rentokil BV, the "Guarantor");

(2)	RENTOKIL INITIAL FINANCE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, whose registered address is at Oude Middenweg 77, 2491 AC The Hague, the Netherlands ("Rentokil BV" and, together with Rentokil Initial (in its capacity as an issuer), the "Issuers" and each an Issuer); and

(3)	HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED, a company incorporated in England and Wales whose registered office is at 8 Canada Square, London E14 5HQ (the "Trustee"), as trustee for the holders of the Notes and Coupons.

WHEREAS:

(A)	This Ninth Supplemental Trust Deed is supplemental to:

(a)	the Trust Deed dated 9 December 2005 made between the Issuer and HSBC Trustee (C.I.) (hereinafter called the "Principal Trust Deed") relating to the €5,000,000,000 (formerly €4,000,000,000) Euro Medium Term Note Programme (the “Programme”) established by the Issuer;

(b)	the First Supplemental Trust Deed dated 19 March 2007 made between the Issuer and HSBC Trustee (C.I.) and modifying the provisions of the Principal Trust Deed (hereinafter called the "First Supplemental Trust Deed");

(c)	the Second Supplemental Trust Deed dated 13 June 2008 made between the Issuer, HSBC Trustee (C.I.) and the Trustee and further modifying the provisions of the Principal Trust Deed (hereinafter called the “Second Supplemental Trust Deed”);

(d)	the Third Supplemental Trust Deed dated 21 June 2013 made between the Issuer and the Trustee and further modifying the provisions of the Principal Trust Deed (hereinafter called the “Third Supplemental Trust Deed”);

(e)	the Fourth Supplemental Trust Deed dated 18 February 2015 made between the Issuer and the Trustee and further modifying the provisions of the Principal Trust Deed (hereinafter called the “Fourth Supplemental Trust Deed”);

(f)	the Fifth Supplemental Trust Deed dated 11 March 2016 made between the Issuer and the Trustee and further modifying the provisions of the Principal Trust Deed (hereinafter called the “Fifth Supplemental Trust Deed”);

(g)	the Sixth Supplemental Trust Deed dated 27 March 2019 made between the Issuer and the Trustee and further modifying the provisions of the Principal Trust Deed (hereinafter called the “Sixth Supplemental Trust Deed”);

(h)	the Seventh Supplemental Trust Deed dated 11 September 2020 made between the Issuer and the Trustee and further modifying the provisions of the Principal Trust Deed (hereinafter called the “Seventh Supplemental Trust Deed”); and

(i)	the Eighth Supplemental Trust Deed dated 8 September 2021 made between the Issuer and the Trustee and further modifying the provisions of the Principal Trust Deed (hereinafter called the “Eighth Supplemental Trust Deed and, together with the Principal Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed, the Third Supplemental Trust Deed, the Fourth Supplemental Trust Deed, the Fifth Supplemental Trust Deed, the Sixth Supplemental Trust Deed and the Seventh Supplemental Trust Deed, the “Subsisting Trust Deeds”).

(B)	On 9 June 2022 the Issuers published a modified and updated Offering Circular relating to the Programme (the "Offering Circular") pursuant to which Rentokil BV became an issuer under the Programme and Rentokil Initial agreed to guarantee all amounts owing by Rentokil BV in respect of Notes issued by Rentokil BV.

NOW THIS NINTH SUPPLEMENTAL TRUST DEED WITNESSETH AND IT IS HEREBY DECLARED as follows:

1.	Subject as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith, all words and expressions defined in the Subsisting Trust Deeds shall have the same meanings in this Ninth Supplemental Trust Deed.

2.	Save:

(a)	in relation to all Series of Notes the first Tranches of which were issued during the period up to and including the day last preceding the date of this Ninth Supplemental Trust Deed; and

(b)	for the purpose (where necessary) of construing the provisions of this Ninth Supplemental Trust Deed,

with effect on and from the date of this Ninth Supplemental Trust Deed:

(i)	the Principal Trust Deed (as previously modified) is hereby further modified in such manner as would result in the Principal Trust Deed as so further modified being in the form set out in the Schedule hereto; and

(ii)	the provisions of the Principal Trust Deed (as previously modified) insofar as the same still have effect shall cease to have effect and in lieu thereof the provisions of the Principal Trust Deed (as previously modified) as so further modified (and being in the form set out in the Schedule hereto) shall have effect.

3.	The provisions of the Principal Trust Deed as modified and restated by this Ninth Supplemental Trust Deed shall be valid and binding obligations of each of the Issuers, the Guarantor and the Trustee.

4.	The Subsisting Trust Deeds shall henceforth be read and construed as one document with this Ninth Supplemental Trust Deed.

5.	A Memorandum of this Ninth Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by Rentokil Initial on its duplicate of the Principal Trust Deed.

6.	This Ninth Supplemental Trust Deed and any non-contractual obligations arising out of in connection with it are governed by, and shall be construed in accordance with, English law.

7.	This Ninth Supplemental Trust Deed may be executed and delivered in any number of in counterparts, all of which, taken together, shall constitute one and the same deed and any party may enter into this Ninth Supplemental Trust Deed by executing and delivering a counterpart.

IN WITNESS whereof this Ninth Supplemental Trust Deed has been executed as a deed by the Issuers, the Guarantor and the Trustee and delivered on the date first stated on page 1 above.

SCHEDULE

FORM OF MODIFIED PRINCIPAL TRUST DEED

DATED 9 DECEMBER 2005

RENTOKIL INITIAL PLC

- and –

RENTOKIL INITIAL FINANCE B.V.

-and-

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

________________________________________

TRUST DEED

relating to a

€5,000,000,000

Euro Medium Term Note Programme

(as modified and restated on 9 June 2022)

________________________________________

TABLE OF CONTENTS

CLAUSE	PAGE

1.	DEFINITIONS	7
2.	AMOUNT AND ISSUE OF THE NOTES	18
3.	FORMS OF THE NOTES	21
4.	FEES, DUTIES AND TAXES	23
5.	COVENANT OF COMPLIANCE	23
6.	CANCELLATION OF NOTES AND RECORDS	24
7.	GUARANTEE	25
8.	NON-PAYMENT	27
9.	PROCEEDINGS, ACTION AND INDEMNIFICATION	28
10.	APPLICATION OF MONEYS	28
11.	NOTICE OF PAYMENTS	29
12.	INVESTMENT BY TRUSTEE	29
13.	PARTIAL PAYMENTS	29
14.	COVENANTS BY THE ISSUERS AND THE GUARANTOR	30
15.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE	34
16.	SUPPLEMENT TO TRUSTEE ACTS	35
17.	TRUSTEE'S LIABILITY	40
18.	TRUSTEE CONTRACTING WITH THE ISSUERs and the Guarantor	41
19.	WAIVER, AUTHORISATION AND DETERMINATION	42

MODIFICATION	42

BREACH	42

SUBSTITUTION	43

20.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE COUPONHOLDER	44

NO NOTICE TO COUPONHOLDERS	44

21.	CURRENCY INDEMNITY	44
22.	NEW TRUSTEE	45

SEPARATE AND CO-TRUSTEES	45

23.	TRUSTEE'S RETIREMENT AND REMOVAL	45
24.	TRUSTEE'S POWERS TO BE ADDITIONAL	46
25.	NOTICES	46
26.	GOVERNING LAW	47
27.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	47
28.	SUBMISSION TO JURISDICTION	47
29.	COUNTERPARTS	47

SCHEDULES

THE FIRST SCHEDULE TERMS AND CONDITIONS OF THE NOTES	49

THE SECOND SCHEDULE FORM OF TEMPORARY GLOBAL NOTE	97

FORM OF PERMANENT GLOBAL NOTE	106

FORM OF DEFINITIVE NOTE	115

FORM OF COUPON	119

FORM OF TALON	120

THE THIRD SCHEDULE PROVISIONS FOR MEETINGS OF NOTEHOLDERS	122

THIS TRUST DEED is made on 9 December 2005 (as modified and restated on 9 June 2022)

BETWEEN:

(1)	RENTOKIL INITIAL PLC, a company incorporated under the laws of England, whose registered office is at Compass House, Manor Royal, Crawley, West Sussex, United Kingdom, RH10 9PY ("Rentokil Initial" and its capacity as an issuer, the "Issuer", and further in its capacity as guarantor of Notes issued by Rentokil BV, the "Guarantor"); and

(2)	RENTOKIL INITIAL FINANCE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, whose registered address is at Oude Middenweg 77, 2491 AC The Hague, the Netherlands ("Rentokil BV" and, together with Rentokil Initial (in its capacity as an issuer), the "Issuers" and each an Issuer); and

(3)	HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED, a company incorporated in England and Wales, whose registered office is at 8 Canada Square, London E14 5HQ (the "Trustee", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and the Couponholders (each as defined below).

WHEREAS:

(1)	By a resolution of the Board of Directors of Rentokil Initial passed on 14 July 2005 and by a resolution of the Committee of the Board of Directors of Rentokil Initial passed on 8 December 2005 Rentokil Initial resolved to establish a Euro Medium Term Note Programme pursuant to which Rentokil Initial may from time to time issue Notes as set out herein. Notes up to a maximum nominal amount (calculated in accordance with Clause 3.5 of the Programme Agreement (as defined below)) from time to time outstanding of €5,000,000,000 (formerly €4,000,000,000) (subject to increase as provided in the Programme Agreement) (the "Programme Limit") may be issued pursuant to the Programme.

(2)	Pursuant to a resolution of the Board of Directors of Rentokil BV passed on 9 June 2022 Rentokil BV resolved to become an issuer under the Programme and to update the Programme, and pursuant to a resolution of the Board of Directors of Rentokil Initial passed on 11 May 2022 Rentokil Initial resolved to update the Programme and to guarantee all Notes to be issued by Rentokil BV under the Programme.

(3)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.            DEFINITIONS

(A)	IN these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

"Acquisition Event" has the meaning set out at Condition 6(c)(ii);

"Agency Agreement" means the agreement dated 9 December 2005 as amended and/or supplemented and/or restated from time to time, pursuant to which each of the Issuers and the Guarantor have appointed the Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or another Agent in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

"Agent" means, in relation to all or any Series of the Notes, HSBC Bank plc at its office at 8 Canada Square, London E14 5HQ, England or, if applicable, any Successor principal paying agent in relation to all or any Series of the Notes;

"Applicable Law" means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which the issuer is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party;

"Appointee" means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

"Auditors" means the auditors for the time being of either Rentokil BV or Rentokil Initial or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents;

"Authority" means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction;

"Calculation Agency Agreement" means, in relation to any Notes, the agreement of that name relating to such Notes;

"Calculation Agent" means, in relation to any Series of the Notes, the person appointed as calculation agent in relation to such Notes by the relevant Issuer and (in the case of Guaranteed Notes) the Guarantor pursuant to the Calculation Agency Agreement (or any other agreement) or, if applicable, any Successor calculation agent in relation to any Series of the Notes;

"CGN" means a Temporary Global Note or a Permanent Global Note and in either case in respect of which the applicable Pricing Supplement indicates is not a New Global Note;

"Change of Control" has the meaning set out in Condition 6(f);

"Clearstream, Luxembourg" means Clearstream Banking S.A.;

"Code" means the U.S. Internal Revenue Code of 1986;

"Conditions" means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in the First Schedule or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Guarantor (if applicable), the Trustee, and the relevant Dealer(s) as supplemented by the Pricing Supplement applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

"Coupon" means an interest coupon appertaining to a definitive Note (other than a Zero Coupon Note), such coupon being:

(i)	if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part IVA of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(ii)	if appertaining to a Floating Rate Note in the form or substantially in the form set out in Part IVB of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(iii)	if appertaining to a definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note in such form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 10;

"Couponholders" means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

"Dealers" means Banco Santander, S.A., Bank of China Limited, London Branch, Barclays Bank PLC, BNP Paribas, BofA Securities Europe SA, Goldman Sachs Bank Europe SE, HSBC Bank plc, ING Bank N.V., J.P. Morgan SE, J.P. Morgan Securities plc, Merrill Lynch International, Mizuho International plc, Mizuho Securities Europe GmbH, Scotiabank Europe plc, Skandinaviska Enskilda Banken AB (publ), Standard Chartered Bank, United Overseas Bank Limited, Wells Fargo Securities Europe S.A. and Wells Fargo Securities International Limited and any other entity which the relevant Issuer and the Guarantor (if applicable) may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement and references to a "relevant Dealer" or the "relevant Dealer(s)" mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the relevant Issuer and the Guarantor (if applicable) have agreed the issue of the Notes of such Tranche or Series and "Dealer" means any one of them;

"Definitive Note" means a Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Pricing Supplement), such Note in definitive form being in the form or substantially in the form set out in Part III of the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference as indicated in the applicable Pricing Supplement and having the relevant information supplementing the Conditions appearing in the applicable Pricing Supplement endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Talons attached thereto on issue;

"Directors" means the Board of Directors for the time being of an Issuer or, as the case may be, the Guarantor, and "Director" means any one of them;

"Early Redemption Amount" has the meaning ascribed thereto in Condition 6(e);

"Euroclear" means Euroclear Bank SA/NV;

"Euronext Dublin" means the Irish Stock Exchange plc, trading as Euronext Dublin or such other body to which its functions have been transferred;

"Eurosystem-eligible NGN" means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Pricing Supplement;

"Event of Default" means any of the conditions, events or acts provided in Condition 9 to be events upon the happening of which the Notes of any Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

"Extraordinary Resolution" has the meaning set out in paragraph 20 of the Third Schedule;

"Fixed Rate Note" means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

"Floating Rate Note" means a Note on which interest is calculated at a floating rate payable in arrear in respect of such period or on such date(s) as may be agreed between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

“Global Exchange Market” means the Global Exchange Market of Euronext Dublin.

"Global Note" means a Temporary Global Note and/or a Permanent Global Note as the context may require;

"Guarantee" means the guarantee of the Guarantor set out in Clause 7;

"Guaranteed Notes" means Notes issued by Rentokil BV;

"Interest Commencement Date" means, in the case of interest-bearing Notes, the date specified in the applicable Pricing Supplement from (and including) which such Notes bear interest, which may or may not be the Issue Date;

"Interest Payment Date" means, in relation to any Floating Rate Note, either:

(i)	the date which falls the number of months or other period specified as the "Specified Period" in the applicable Pricing Supplement after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(ii)	such date or dates as are indicated in the applicable Pricing Supplement;

"Issue Date" means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) being, in the case of any Definitive Note represented initially by a Global Note, the same date as the date of issue of the Global Note which initially represented such Note;

"Issue Price" means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

"Liability" means any loss, damage, cost, fee, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

"London Business Day" has the meaning set out in Condition 4(b)(vii);

"Maturity Date" means the date on which a Note is expressed to be redeemable;

"month" means calendar month;

"NGN" means a Temporary Global Note or a Permanent Global Note and in either case in respect of which the applicable Pricing Supplement indicates is a New Global Note;

"Non-eligible NGN" means a NGN which is not intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Pricing Supplement;

"Note" means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) which has such maturity and denomination as may be agreed between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) and issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents and which shall initially be represented by, and comprised in, either (i) a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes or a Permanent Global Note which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes or (ii) a Permanent Global Note which may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Notes (all as indicated in the applicable Pricing Supplement) and includes any replacements for a Note issued pursuant to Condition 10;

"Noteholders" means the several persons who are for the time being bearers of Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary (in the case of a CGN) or a common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg or, in respect of Notes in definitive form held in an account with Euroclear or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the bearer of the relevant Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such nominal amount of such Notes, the rights to which shall be vested, as against the Issuer, (in the case of Guaranteed Notes) the Guarantor and the Trustee, solely in such common depositary or common safekeeper and for which purpose such common depositary or common safekeeper shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions "Noteholder", "holder" and "holder of Notes" and related expressions shall (where appropriate) be construed accordingly;

"notice" means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 13;

"Official List" means the official list maintained by Euronext Dublin;

"outstanding" means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)	those Notes which have been redeemed pursuant to these presents;

(b)	those Notes in respect of which the date (including, where applicable, any deferred date) for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 13) and remain available for payment against presentation of the relevant Notes and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Conditions 6(g) and 6(h);

(d)	those Notes which have become void or in respect of which claims have become prescribed, in each case under Condition 8;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 10;

(f)	(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10; and

(g)	any Global Note to the extent that it shall have been exchanged for Definitive Notes or another Global Note pursuant to its provisions, the provisions of these presents and the Agency Agreement,

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the holders of the Notes of any Series or to vote in respect of any Written Resolution or Electronic Consent (each as defined in the Third Schedule) or in relation to any direction or request by the holders of the Notes of any Series;

(ii)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 9(B), Conditions 9 and 14 and paragraphs 2, 5 and 6 of the Third Schedule;

(iii)	any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the relevant Issuer, (in the case of Guaranteed Notes) the Guarantor, any Subsidiary of the relevant Issuer or (in the case of Guaranteed Notes) the Guarantor, any holding company of the Issuer or (in the case of Guaranteed Notes) the Guarantor, or any Subsidiary of such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

"Paying Agents" means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuers and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the Notes;

"Permanent Global Note" means a global note in the form or substantially in the form set out in Part II of the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the Guarantor (if applicable), the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents in exchange for the whole or part of any Temporary Global Note issued in respect of such Notes;

"Potential Event of Default" means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

"Pricing Supplement" has the meaning set out in the Programme Agreement;

"Principal Subsidiary" means at any time a Subsidiary of Rentokil Initial:

(a)	whose operating profits (or, if the Subsidiary in question prepares consolidated accounts, whose total consolidated operating profits) attributable to Rentokil Initial represent (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of Rentokil Initial and its Subsidiaries relate, are equal to) not less than 10 per cent. of the consolidated operating profits of Rentokil Initial and its Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited accounts (unconsolidated or, as the case may be, consolidated) of the Subsidiary and the then latest audited consolidated accounts of Rentokil Initial and its Subsidiaries, provided that in the case of a Subsidiary of Rentokil Initial acquired after the end of the financial period to which the then latest audited consolidated accounts of Rentokil Initial and its Subsidiaries relate, the reference to the then latest audited consolidated accounts of Rentokil Initial and its Subsidiaries for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by the Directors; or

(b)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of Rentokil Initial which immediately prior to such transfer is a Principal Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (b) on the date on which the consolidated accounts of Rentokil Initial and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (b) or sub-paragraph (c) below or at any time by virtue of the provisions of sub-paragraph (d) below; or

(c)	to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest audited consolidated accounts of Rentokil Initial and its Subsidiaries relate, generate operating profits attributable to Rentokil Initial equal to) not less than 10 per cent. of the consolidated operating profits, of Rentokil Initial and its Subsidiaries taken as a whole, all as calculated as referred to in sub-paragraph (a) above, provided that the transferor Subsidiary (if a Principal Subsidiary) shall upon such transfer forthwith cease to be a Principal Subsidiary unless immediately following such transfer its undertaking and assets generate (or, in the case aforesaid, generate operating profits attributable to Rentokil Initial equal to) not less than 10 per cent. of the consolidated operating profit, of Rentokil Initial and its Subsidiaries taken as a whole, all as calculated as referred to in sub-paragraph (a) above, and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (c) on the date on which the consolidated accounts of Rentokil Initial and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (c) or sub-paragraph (b) above or at any time by virtue of the provisions of sub-paragraph (d) below; or

(d)	which has Indebtedness for Borrowed Money (as defined in Condition 9(c)) outstanding (or available under a committed bank facility) in an amount of at least £25,000,000 (or its equivalent in any other currency).

For the purposes of this definition if there shall at any time not be any relevant audited consolidated accounts of Rentokil Initial and its Subsidiaries, references thereto herein shall be deemed to be references to a consolidation by the Directors of the relevant audited accounts of Rentokil Initial and its Subsidiaries.

A report by two Directors or one Director and the Company Secretary of Rentokil Initial (as referred to in Clause 14) whether or not addressed to the Trustee that in their opinion a Subsidiary of Rentokil Initial is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties;

"Programme" means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

"Programme Agreement" means the agreement of even date herewith between the Issuers, the Guarantor and the Dealers named therein (or deemed named therein) concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement and any accession letters and/or agreements supplemental thereto;

"Put Event" has the meaning set out in Condition 6(f);

"Relevant Date" has the meaning set out in Condition 7;

"repay", "redeem" and "pay" shall each include both of the others and cognate expressions shall be construed accordingly;

"Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions "Notes of the relevant Series", "holders of Notes of the relevant Series" and related expressions shall (where appropriate) be construed accordingly;

"Stock Exchange" means Euronext Dublin or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the "relevant Stock Exchange" shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

"Subsidiary" means, in relation to any entity, any company which is for the time being a subsidiary (within the meaning of Section 1159 of the Companies Act 2006) of such entity;

"Successor" means, in relation to the Agent, the other Paying Agents and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further agent, paying agents and calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the case of the Agent and the other Paying Agents being within the same city as those for which it is they are substituted) as may from time to time be nominated, in each case by the Issuers and the Guarantor, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders in accordance with Condition 13;

"Talonholders" means the several persons who are for the time being holders of the Talons;

"Talons" means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part V of the Second Schedule or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 10;

"Temporary Global Note" means a temporary global note in the form or substantially in the form set out in Part I of the Second Schedule together with the copy of the applicable Pricing Supplement annexed thereto with such modifications (if any) as may be agreed between the relevant Issuer, the Guarantor (if applicable), the Agent, the Trustee and the relevant Dealer(s), comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents;

"these presents" means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Pricing Supplement, all as from time to time modified in accordance with the provisions herein or therein contained;

"Tranche" means all Notes which are identical in all respects (including as to listing and admission to trading);

"Trust Corporation" means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

"Trustee Acts" means the Trustee Act 1925 and the Trustee Act 2000;

"Zero Coupon Note" means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

(B)	(i)	All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the relevant Issuer and/or the Guarantor under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 5(f).

(ii)	All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(iii)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(iv)	All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(v)	All references in these presents to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, (but not in the case of any NGN) be deemed to include references to any additional or alternative clearing system as is approved by the Issuer, the Agent and the Trustee or as may otherwise be specified in the applicable Pricing Supplement.

(vi)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 2006 of Great Britain.

(vii)	In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

(viii)	In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(ix)	All references in these presents to taking proceedings against either Issuer and/or the Guarantor shall be deemed to include references to proving in the winding up of the relevant Issuer and/or the Guarantor (as the case may be).

(x)	Any reference in these presents to a written notice, consent or approval being given by the Trustee shall, for the avoidance of doubt, be deemed to include such notice, consent or approval being given by email.

(xi)	All references in these presents to the "records" of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers' interest in the Notes.

(xii)	All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the Noteholders of the relevant one or more Series as a class.

(xiii)	All references in these presents to the "Issuer" or "relevant Issuer" shall, in relation to any issue or proposed issue of Notes, be references to whichever of Rentokil Initial or Rentokil BV is specified as the Issuer of such Notes in the applicable Pricing Supplement, and references herein to the “Issuers” shall be to both of Rentokil Initial and Rentokil BV.

(C)	Words and expressions defined in these presents or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used herein or any trust deed supplemental hereto unless the context otherwise requires or unless otherwise stated provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Pricing Supplement, the applicable Pricing Supplement shall prevail.

(D)	All references in these presents to the "relevant currency" shall be construed as references to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the applicable Pricing Supplement.

(E)	As used in these presents references to Notes having a "listing" or being "listed" on a Stock Exchange shall, in relation to Euronext Dublin, be construed to mean that such Notes have been admitted to the Official List of the Irish Stock Exchange plc trading as Euronext Dublin and admitted to trading on Euronext Dublin's Global Exchange Market. The Global Exchange Market is not a regulated market for the purposes of the Markets in Financial Instruments Directive (2014/65/EU), as amended. The applicable Pricing Supplement relating to each Tranche of Notes will specify whether such Notes are to be admitted to trading on the Euronext Dublin's Global Exchange Market. All references in these presents to "listing" and "listed" shall include references to "quotation" and "quoted" respectively.

2.            AMOUNT AND ISSUE OF THE NOTES

(A)	Amount of the Notes, Pricing Supplement and Legal Opinions:

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3.5 of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the third London Business Day preceding each proposed Issue Date, the relevant Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Pricing Supplement and drafts of all legal opinions to be given in relation to the relevant issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed and on such other occasions as the Trustee so requests (on the basis that the Trustee considers it necessary) in view of a change (or proposed change) in the laws of the Netherlands (in the case of the Guaranteed Notes only) or in English law affecting the relevant Issuer or, as the case may be, the Guarantor, these presents, the Programme Agreement, the Agency Agreement or the Trustee has other grounds), the relevant Issuer will procure that (a) further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

(B)	Covenant to repay principal and to pay interest:

The relevant Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them becomes due to be redeemed, or on such earlier date as the same or any part thereof may become due and repayable thereunder, in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2(D)) PROVIDED THAT:

(i)	every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the relevant Issuer in this Clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders or Couponholders (as the case may be);

(ii)	in the case of any payment of principal which is not made to the Trustee or the Agent on or before the due date or on or after accelerated maturity following an Event of Default, interest shall continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 6(i) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Agent); and

(iii)	in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (ii) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 6(i) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 13) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, PROVIDED THAT, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant and the other covenants in these presents on trust for the Noteholders and the Couponholders and itself in accordance with these presents.

(C)	Trustee's requirements regarding Paying Agents etc:

At any time after an Event of Default or a Potential Event of Default shall have occurred or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 10 to the relevant Noteholders and/or Couponholders, the Trustee may:

(i)	by notice in writing to the relevant Issuer, (in the case of Guaranteed Notes) the Guarantor, the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to the Agency Agreement:

(a)	to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and available for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; and/or

(b)	to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice PROVIDED THAT such notice shall be deemed not to apply to any documents or records which the Agent or other Paying Agent is obliged not to release by any law or regulation; and/or

(ii)	by notice in writing to the relevant Issuer and (in the case of Guaranteed Notes) the Guarantor require it or each of them (as the case may be) to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Agent and with effect from the issue of any such notice to the relevant Issuer and (where applicable) the Guarantor and until such notice is withdrawn proviso (i) to sub-clause (B) of this Clause relating to the Notes shall cease to have effect.

(D)	If the Floating Rate Notes of any Series become immediately due and repayable under Condition 9 the rate and/or amount of interest payable in respect of them will be calculated by the Agent or, as the case may be, the Calculation Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 4 except that the rates of interest need not be published.

(E)	Currency of payments:

All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders and Couponholders shall be made in the relevant currency.

(F)	Further Notes:

The relevant Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders or Couponholders to create and issue further Notes having terms and conditions the same as the Notes of any Series (or the same in all respects save for the amount and date of the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

(G)	Separate Series:

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 21 (both inclusive) and 22(B) and the Third Schedule shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions "Notes", "Noteholders", "Coupons", "Couponholders", "Talons" and "Talonholders" shall (where appropriate) be construed accordingly.

3.	FORMS OF THE NOTES

(A)	Global Notes:

(i)	The Notes of each Tranche will initially be represented by either a single Temporary Global Note or a single Permanent Global Note, as indicated in the applicable Pricing Supplement. Each Temporary Global Note shall be exchangeable, upon a request as described therein, for either Definitive Notes together with (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, or a Permanent Global Note in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Notes together with (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note. All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

(ii)	Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part I of the Second Schedule and may be a facsimile. Each Temporary Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed on behalf of the relevant Issuer manually or in facsimile by a person duly authorised by the relevant Issuer and shall be authenticated by or on behalf of the Agent and shall, in the case of a Eurosystem-eligible NGN, be effectuated by the common safekeeper acting on the instructions of the Agent. Each Temporary Global Note so executed, authenticated, and effectuated (if applicable) shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

(iii)	Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part II of the Second Schedule and may be a facsimile. Each Permanent Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed on behalf of the relevant Issuer manually or in facsimile by a person duly authorised by the relevant Issuer shall be authenticated by or on behalf of the Agent and shall, in the case of a Eurosystem-eligible NGN, be effectuated by the common safekeeper acting on the instructions of the Agent. Each Permanent Global Note so executed, authenticated, and effectuated (if applicable) shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

(B)	Definitive Notes:

(i)	The Definitive Notes, the Coupons and the Talons shall be issued in the respective forms or substantially in the respective forms set out in Parts III, IV and V, respectively, of the Second Schedule. The Definitive Notes, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions may be incorporated by reference into such Definitive Notes unless not so permitted by the relevant Stock Exchange (if any), or the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Pricing Supplement (or the relevant provisions thereof). Title to the Definitive Notes, the Coupons and the Talons shall pass by delivery.

(ii)	The Definitive Notes shall be signed on behalf of the relevant Issuer manually or in facsimile by a person duly authorised by the relevant Issuer and shall be authenticated by or on behalf of the Agent. The Definitive Notes so executed and authenticated, and the Coupons and Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the relevant Issuer. The Coupons and the Talons shall not be signed. No Definitive Note and none of the Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated as aforesaid.

(C)	Manual signatures:

The relevant Issuer may use the manual signature of any person who at the date such signature is affixed to a Note is duly authorised by the relevant Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased for any reason to be the holder of such office or so authorised.

(D)	Persons to be treated as Noteholders:

Except as ordered by a court of competent jurisdiction or as required by law, the relevant Issuer, the Guarantor (if applicable), the Trustee, the Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) (a) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Coupon or Talon as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (ii) for all other purposes deem and treat:

(a)	the bearer of any Definitive Note, Coupon or Talon; and

(b)	each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg or such other additional or alternative clearing system approved by the Issuer, the Trustee and the Agent, as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear or Clearstream, Luxembourg or any other form of record made by any of them) or as to the identity of the bearer of any Global Note, Definitive Note, Coupon or Talon.

(E)	Certificates of Euroclear, Clearstream, Luxembourg:

Without prejudice to the provisions of Clause 16(GG), the relevant Issuer and the Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or letter of confirmation issued on behalf of Euroclear, or Clearstream, Luxembourg or any form of record made by any of them or such other form of evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note and, if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by, or to reflect the records of, Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

4.	FEES, DUTIES AND TAXES

The relevant Issuer (failing whom, in the case of Guaranteed Notes only, the Guarantor) will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (i) the execution and delivery of these presents, (ii) the constitution and issue of the Notes and the Coupons and (iii) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	COVENANT OF COMPLIANCE

Each of Rentokil Initial and Rentokil BV covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the relevant Issuer, (in the case of Guaranteed Notes only) the Guarantor, the Noteholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the relevant Issuer and (in the case of Guaranteed Notes only) the Guarantor under the Notes and the Coupons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

6.	CANCELLATION OF NOTES AND RECORDS

(A)	The relevant Issuer shall procure that all Notes issued by it which are (i) redeemed or (ii) purchased by or on behalf of the relevant Issuer, the Guarantor or any Subsidiary of the relevant Issuer or the Guarantor and surrendered for cancellation or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10 (together in each case, in the case of Definitive Notes, with all unmatured Coupons and Talons attached thereto or delivered therewith), and all Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10, shall forthwith be cancelled by or on behalf of the relevant Issuer and a certificate stating:

(a)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amounts in respect of and Coupons which have been paid;

(b)	the serial numbers of such Notes in definitive form;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)	the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the relevant Issuer or the Guarantor (if applicable) and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Notes, the total number (where applicable, of each denomination) by maturity date of the Coupons and Talons attached thereto or surrendered therewith;

(f)	the aggregate nominal amounts of Notes and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)	the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

(h)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons,

shall be given to the Trustee by or on behalf of the relevant Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, payment, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

(B)	The relevant Issuer shall procure (i) that the Agent shall keep a full and complete record of all Notes, Coupons and Talons issued by it (other than serial numbers of Coupons) and of their redemption or purchase by or on behalf of the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the relevant Issuer or the Guarantor (if applicable), any cancellation or any payment (as the case may be) and of all replacement notes, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Coupons or Talons, (ii) that the Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (iii) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.	GUARANTEE

(A)	If the relevant Issuer is Rentokil BV, the Notes will be guaranteed by the Guarantor in accordance with the terms of this Clause 7. For the purposes of this guarantee, any amount which would be payable by Rentokil BV shall nevertheless be deemed to remain payable by Rentokil BV and the payment of the same shall be guaranteed by the Guarantor pursuant to and in accordance with this Clause 7.

(B)	The Guarantor hereby irrevocably and unconditionally, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of Rentokil BV or any other Subsidiary of the Guarantor, guarantees to the Trustee:

(a)	the due and punctual payment in accordance with the provisions of these presents of the principal of and interest on the Notes issued by Rentokil BV and of any other amounts payable by Rentokil BV under these presents; and

(b)	the due and punctual performance and observance by Rentokil BV of each of the other provisions of these presents to be performed or observed by Rentokil BV.

(C)	If Rentokil BV fails for any reason whatsoever punctually to pay any such principal, interest or other amount, the Guarantor shall cause each and every such payment to be made as if the Guarantor (instead of Rentokil BV) were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Rentokil BV's obligations) to the intent that the holder(s) of the relevant Note or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by Rentokil BV.

(D)	If any sum which, although expressed to be payable by Rentokil BV under these presents, the Notes or the Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to Rentokil BV, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of this guarantee then (a) it will nevertheless be recoverable from the Guarantor as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (b) as a separate and additional liability under these presents the Guarantor agrees, as a primary obligation, to indemnify each of the Trustee, each Noteholder and each Couponholder in respect of such sum by way of a full indemnity in the manner and currency as is provided for in the Notes, the Coupons or these presents (as the case may be) and to indemnify each Noteholder and each Couponholder against all losses, claims, costs, charges and expenses to which it may be subject or which it may incur in recovering such sum.

(E)	If any payment received by the Trustee or any Noteholder or Couponholder pursuant to the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of Rentokil BV or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by Rentokil BV and the Guarantor shall indemnify the Trustee and the relevant Noteholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of Rentokil BV and/or the Guarantor under this subclause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to Rentokil BV or other persons entitled through Rentokil BV.

(F)	The Guarantor hereby agrees that its obligations hereunder shall be unconditional and that the Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against Rentokil BV of, or of any defence or counter-claim whatsoever available to Rentokil BV in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against Rentokil BV, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to Rentokil BV by or on behalf of the relative Noteholders or the relative Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 19, whether or not there have been any dealings or transactions between Rentokil BV, any of the relative Noteholders or Couponholders or the Trustee, whether or not Rentokil BV has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not Rentokil BV has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly, the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of Rentokil BV under these presents and this guarantee shall not be discharged nor shall the liability of the Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

(G)	Without prejudice to the provisions of Clause 9(B), the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against Rentokil BV and may from time to time make any arrangement or compromise with the Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the relative Noteholders or Couponholders.

(H)	The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of Rentokil BV, any right to require a proceeding first against Rentokil BV, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and hereby covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by Rentokil BV under these presents, shall not be discharged except by complete performance of the obligations contained in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

(I)	If any moneys shall become payable by the Guarantor under this guarantee, the Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)	in respect of any amounts paid or payable by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment or any such obligation to make a payment; or

(b)	in respect of any other moneys for the time being due to the Guarantor by Rentokil BV, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or contribution or, on the liquidation of Rentokil BV, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of Rentokil BV, any payment or distribution of assets of Rentokil BV of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment in full of all amounts payable under these presents shall have been made to the relative Noteholders, Couponholders and the Trustee, such payment or distribution shall be received by the Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 10 on the basis that Clause 10 does not apply separately and independently to each Series of the Notes, save that nothing in this subclause 7(I) shall operate so as to create any charge by the Guarantor over any such payment or distribution.

(J)	Until all amounts which may be or become payable by Rentokil BV under these presents have been irrevocably paid in full, the Trustee may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this guarantee, without liability to pay interest on those moneys.

(K)	The obligations of the Guarantor under these presents constitute direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' right.

8.	NON-PAYMENT

Proof that as regards any specified Note or Coupon the relevant Issuer or, as the case may be, the Guarantor has made default in paying any amount due in respect of such Note or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

9.	PROCEEDINGS, ACTION AND INDEMNIFICATION

(A)	The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps or action (including lodging an appeal in any proceedings) as it may think fit against or in relation to each of the Issuers and the Guarantor to enforce their respective obligations under these presents or otherwise.

(B)	The Trustee shall not be bound to take any steps, action or proceedings mentioned in Condition 9 or any other steps or action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-quarter in aggregate nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(C)	Only the Trustee may enforce the provisions of these presents. No Noteholder or Couponholder shall be entitled to (i) take any steps or action against the relevant Issuer or the Guarantor (in the case of Guaranteed Notes only) to enforce the performance of any of the provisions of these presents or (ii) take any other proceedings (including lodging an appeal in any proceedings) in respect of or concerning the relevant Issuer or the Guarantor (in the case of Guaranteed Notes only), in each case unless the Trustee having become bound as aforesaid to take any such action, steps or proceedings fails or is unable to do so within a reasonable period and such failure or inability is continuing.

10.	APPLICATION OF MONEYS

All moneys received by the Trustee under these presents from the relevant Issuer or the Guarantor, as the case may be (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void or in respect of which claims have become prescribed under Condition 8) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents from the relevant Issuer or the Guarantor, as the case may be, to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 12):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 15 and/or 16(J) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

FOURTHLY in payment of the balance (if any) to the relevant Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the relevant Issuer shall be dealt with as between the relevant Issuer, (where applicable) the Guarantor and any other person).

Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 8, the Trustee will hold such moneys on the above trusts.

11.	NOTICE OF PAYMENTS

The Trustee shall give notice to the relevant Noteholders in accordance with Condition 13 of the day fixed for any payment to them under Clause 10. Such payment may be made in accordance with Condition 5 and any payment so made shall be a good discharge to the Trustee.

12.	INVESTMENT BY TRUSTEE

(A)	If the amount of the moneys at any time available for payment in respect of the Notes under Clause 10 is less than 10 per cent of the nominal amount of the Notes then outstanding, the Trustee may, at its discretion, accumulate such moneys amount to at least 10 per cent of the nominal amount of the Notes then outstanding whereupon such accumulations (after deduction of, or provision for, any applicable taxes) shall be applied as specified in Clause 10. For the avoidance of doubt, the Trustee shall in no circumstances have any discretion to invest any moneys referred to in this Clause 12 in any investments or other assets.

(B)	The Trustee may deposit moneys in respect of the Notes in its name or under its control in an account at such bank or other financial institution as the Trustee may, in its absolute discretion, think fit (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates, be responsible for any loss occasioned by such deposit or exercise any other form of investment discretion with regards to such deposits). If that bank or financial institution is the Trustee or a subsidiary, holding or associated company of the Trustee, the Trustee need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.

(C)	The parties acknowledge and agree that in the event that any deposits in respect of the Notes are held by a bank or a financial institution in the name or under the control of the Trustee and the interest rate in respect of certain currencies is a negative value such that the application thereof would result in amounts being debited from funds held by such bank or financial institution (“negative interest”), the Trustee shall not be liable to make up any shortfall or be liable for any loss.

13.	PARTIAL PAYMENTS

Upon any payment under Clause 10 (other than payment in full against surrender of a Note or Coupon) the Note or Coupon in respect of which such payment is made shall be produced to the Trustee or any Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.	COVENANTS BY THE ISSUERS AND THE GUARANTOR

Each of the relevant Issuer and (in the case of the Guaranteed Notes) the Guarantor severally covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs (viii), (ix), (xiii), (xiv), (xvi) and (xviii) so long as any of such Notes or the relative Coupons remains liable to prescription or, in the case of paragraph (xv), until the expiry of a period of 30 days after the Relevant Date in respect of the payment of principal in respect of all such Notes remaining outstanding at such time) it shall:

(i)	at all times carry on and conduct its affairs and procure its Subsidiaries (if any) to carry on and conduct their respective affairs in a proper and efficient manner;

(ii)	give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require (including without limitation the procurement by the relevant Issuer or the Guarantor (as the case may be) of all such certificates called for by the Trustee pursuant to Clause 16(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(iii)	cause to be prepared and certified by its Auditors in respect of each financial accounting period accounts (if any) in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange;

(iv)	at all times keep and procure its Subsidiaries (if any) to keep proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that any such event has occurred or is about to occur, so far as permitted by applicable law, allow, and procure that any Subsidiary shall allow, the Trustee and any person appointed by the Trustee to whom the relevant Issuer, the Guarantor or the relevant Subsidiary (as the case may be) shall have no reasonable objection, free access to such books of account at all reasonable times during normal business hours;

(v)	in the case of Rentokil Initial only, send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of Rentokil Initial) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof, provided that the obligation to send to the Trustee any financial statements of Rentokil Initial pursuant to this paragraph (v) shall be satisfied by such financial statements being made available on the website of the Guarantor (at http://www.rentokil-initial.com/investors.aspx or any successor webpage notified by Rentokil Initial to the Trustee);

(vi)	forthwith give notice in writing to the Trustee of the coming into existence of any Security Interest (as defined in Condition 3) which would require any security to be given to the Notes pursuant to Condition 3 or of the occurrence of any Event of Default, Potential Event of Default, Change of Control, Step Up Rating Change, Step Down Rating Change, Put Event or Acquisition Event and without waiting for the Trustee to take further action;

(vii)	in the case of Rentokil Initial only, give to the Trustee (a) within seven days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year commencing with the financial year ending 31 December 2005 and in any event not later than 180 days after the end of each such financial year a certificate signed by two of its Directors to the effect that as at a date not more than seven days before delivering such certificate (the "relevant certification date") there did not exist and had not existed since the relevant certification date of the previous certificate (or, in the case of the first such certificate, the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant certification date of the last such certificate (or, in the case of the first such certificate, the date hereof) to and including the relevant certification date of such certificate that each of the relevant Issuer and (in the case of Guaranteed Notes) the Guarantor has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(viii)	at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee for the purpose of discharging its functions under, or giving effect to, these presents;

(ix)	at all times maintain an Agent and other Paying Agents in accordance with the Conditions;

(x)	procure the Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of the relative Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes or Coupons as the case may be;

(xi)	in the event of the unconditional payment to the Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 13 that such payment has been made;

(xii)	use its reasonable endeavours to maintain the quotation or listing on the relevant Stock Exchange of those of the Notes which are quoted or listed on the relevant Stock Exchange or, if it is unable to do so having used such endeavours, use its reasonable endeavours to obtain and maintain a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets as the relevant Issuer may (with the prior written approval of the Trustee) decide and also upon obtaining a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments (if any) to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(xiii)	give notice to the Noteholders in accordance with Condition 13 of any appointment, resignation or removal of any Agent, Calculation Agent or other Paying Agent (other than the appointment of the initial Agent, Calculation Agent and other Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent's specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes remains outstanding in the case of the termination of the appointment of the Calculation Agent or so long as any of the Notes or Coupons remains liable to prescription in the case of the termination of the appointment of the Agent no such termination shall take effect until a new Agent or Calculation Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(xiv)	obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Noteholders in accordance with Condition 13 (such approval, unless so expressed, not to constitute approval of any such notice for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA") of a communication within the meaning of Section 21 of the FSMA);

(xv)	if payments by the relevant Issuer or the Guarantor of principal or interest in respect of the Notes or relative Coupons shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the United Kingdom or the Netherlands (in the case of Guaranteed Notes only) or any political sub-division or any authority therein or thereof having power to tax, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom and the Netherlands or any political sub-division thereof or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid; such supplemental trust deed also (where applicable) to modify Condition 6(b) so that such Condition shall make reference to the other or additional territory, any political sub-division thereof and any authority therein or thereof having power to tax;

(xvi)	comply with and perform all its obligations under the Agency Agreement and use its reasonable endeavours to procure that the Agent and the other Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2(C)(i) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee;

(xvii)	in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of "outstanding" in Clause 1, deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two of its Directors, setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

(a)	up to and including the date of such certificate have been purchased by the relevant Issuer, the Guarantor, any Subsidiary of the relevant Issuer or the Guarantor, any holding company of the relevant Issuer or the Guarantor or any other Subsidiary of such holding company and cancelled; and

(b)	are at the date of such certificate held by, for the benefit of, or on behalf of, the relevant Issuer, the Guarantor, any Subsidiary of the relevant Issuer or the Guarantor, any holding company of the relevant Issuer or the Guarantor or any other Subsidiary of such holding company;

(xviii)	procure its Subsidiaries to comply with all applicable provisions of Condition 6(g);

(xix)	procure that each of the Paying Agents makes available for inspection by Noteholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the other documents (if any) referred to in the Offering Circular as being so available for inspection;

(xx)	if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 13;

(xxi)	give prior notice to the Trustee of any proposed redemption pursuant to Condition 6(b) or 6(c) and, if it shall have given notice to the Noteholders of its intention to redeem any Notes pursuant to Condition 6(c), duly proceed to make drawings (if appropriate) and to redeem Notes accordingly;

(xxii)	promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Programme Agreement;

(xxiii)	in the case of Rentokil Initial only, give to the Trustee at the same time as sending to it the certificates referred to in paragraph (vii) above, a certificate signed by two Directors of Rentokil Initial addressed to the Trustee (with a form and content satisfactory to the Trustee) listing those Subsidiaries of Rentokil Initial which as at the last day of the most recently ended financial year of Rentokil Initial were Principal Subsidiaries for the purposes of Condition 9;

(xxiv)	give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary or after any transfer is made to any Subsidiary of Rentokil Initial which thereby becomes a Principal Subsidiary or after any Subsidiary becomes or ceases to be a Principal Subsidiary by virtue of paragraph (d) of the definition of Principal Subsidiary, a certificate by two Directors or one Director and the Company Secretary of Rentokil Initial addressed to the Trustee (with a form and content satisfactory to the Trustee) to such effect;

(xxv)	notify the Trustee of any change to the rating of the Notes, the relevant Issuer or the Guarantor;

(xxvi)	upon due surrender in accordance with the Conditions, pay the face value of all Coupons (including Coupons issued in exchange for Talons) appertaining to all Notes purchased by the relevant Issuer, the Guarantor or any Subsidiary of the relevant Issuer or the Guarantor;

(xxvii)	use its reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any certificate or other document requested by the Trustee under Clause 3(F) or otherwise as soon as practicable after such request; and

(xxviii)	within ten London Business Days of a written request by the Trustee, supply to the Trustee such forms, documentation and other information relating to it, its operations, or the Notes as the Trustee reasonably requests for the purposes of the Trustee's compliance with Applicable Law and shall notify the Trustee reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by it is (or becomes) inaccurate in any material respect; provided, however, it shall not be required to provide any forms, documentation or other information pursuant to this Clause to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to it and cannot be obtained by it using reasonable efforts; or (ii) doing so would or might in its reasonable opinion constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

15.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

(A)	The relevant Issuer (failing whom, in the case of Guaranteed Notes, the Guarantor) shall pay to the Trustee, by way of remuneration for its services as trustee of these presents, such amount as shall be agreed from time to time by exchange of letters between Rentokil Initial and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Agent or the Trustee PROVIDED THAT if upon due presentation of any Note or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will be deemed not to have ceased to accrue and will continue to accrue until payment to such Noteholder or Couponholder is duly made.

(B)	In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the relevant Issuer or the Guarantor to undertake duties which the Trustee and the relevant Issuer or the Guarantor (if applicable) agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the relevant Issuer (failing whom, in the case of the Guaranteed Notes, the Guarantor) shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C)	The relevant Issuer (failing whom, in the case of Guaranteed Notes, the Guarantor) shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D)	In the event of the Trustee and the relevant Issuer or (in relation to sub-clause (D)(2) below only) the Guarantor failing to agree:

(1)	(in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

(2)	(in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or the Guarantor (as the case may be), failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person being payable by the relevant Issuer) and the determination of any such person shall be final and binding upon the Trustee, the relevant Issuer and the Guarantor.

(E)	The relevant Issuer (failing whom, in the case of Guaranteed Notes, the Guarantor) shall also pay or discharge all Liabilities and fees incurred by the Trustee and every Appointee in relation to the preparation and execution of the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents and the Agency Agreement, including but not limited to reasonable legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents and the Agency Agreement.

(F)	All amounts payable pursuant to sub-clause (E) above and/or Clause 16(J) shall be payable by the relevant Issuer or, as the case may be, the Guarantor on the date specified in a demand by the Trustee and shall carry interest at a rate equal to the Trustee’s costs of funds at such time from the date specified in such demand or, in the case of payments made by the Trustee prior to such demand, from the date on which the Trustee made such payment and in all other cases shall (if not paid on the date specified in such demand or if the Trustee so requires) carry interest at such rate from the date specified in such demand or, in the case of payments made by the Trustee prior to such demand, from the date on which the Trustee made such payment. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor. A certificate from the Trustee as to the Trustee's cost of funding on any particular date or during any particular period shall be conclusive and binding on each of the Issuers and the Guarantor.

(G)	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 16(J) shall continue in full force and effect in relation to the period during which the Trustee was trustee of these presents notwithstanding such discharge.

(H)	The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

16.	SUPPLEMENT TO TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act.

The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(A)	The Trustee may in relation to these presents act on the advice or opinion of or report or any information obtained from any lawyer, valuer, accountant (including the Auditors), surveyor, banker, broker, auctioneer or other expert whether obtained by the relevant Issuer, the Guarantor, the Trustee or otherwise whether or not addressed to the Trustee, or any engagement letter or other related document, which contains a monetary or other limit on liability or limits the scope and/or basis of such advice, opinion, report or information and shall not be responsible for any Liability occasioned by so acting.

(B)	Any such advice, opinion or information may be sent or obtained by letter, facsimile transmission or electronic mail and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, facsimile transmission or electronic mail although the same shall contain some error or shall not be authentic.

(C)	The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two of the Directors of the relevant Issuer or the Guarantor (if applicable) or two authorised signatories of any other party and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(D)	The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(E)	The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the relevant Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(F)	The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Change of Control, Step Up Rating Change, Step Down Rating Change, Put Event or Acquisition Event has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default, Potential Event of Default, Change of Control, Step Up Rating Change, Step Down Rating Change, Put Event or Acquisition Event has occurred and that each of the relevant Issuer and the Guarantor (if applicable) is observing and performing all its obligations under these presents.

(G)	Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders and the Couponholders shall be conclusive and binding on the Noteholders and the Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(H)	The Trustee shall not be liable to any person by reason of having acted upon any Written Resolution or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed or any Electronic Consent or any direction or request of the holders of the Notes of all or any Series even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of a Written Resolution) that not all such holders had signed the Extraordinary Resolution or (in the case of any Electronic Consent) it was not approved by the requisite number of Noteholders or (in the case of a direction or request) it was not signed by the requisite number of holders or that for any reason the resolution, direction or request was not valid or binding upon such holders and the relative Couponholders.

(I)	The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic.

(J)	Without prejudice to the right of indemnity by law given to trustees, each of the Issuers and the Guarantor shall severally indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the negotiation and preparation of these presents and the Agency Agreement and in the execution or purported execution of any of its or his duties, rights, trusts, powers, authorities and discretions under these presents and the Agency Agreement or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment (including, without limitation, Liabilities incurred in disputing or defending any of the foregoing).

(K)	Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(L)	The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuers, the Guarantor or any other person in connection with these presents and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(M)	Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the relevant Issuer or the Guarantor (as relevant) and any rate, method and date so agreed shall be binding on the relevant Issuer, the Guarantor (if applicable), the Noteholders and the Couponholders.

(N)	The Trustee may certify whether or not any of the conditions, events and acts set out in paragraphs (ii) to (viii) (both inclusive) (other than (iv) in relation to Rentokil Initial) of Condition 9(a) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the relevant Issuer, the Guarantor (if applicable), the Noteholders and the Couponholders.

(O)	The Trustee as between itself and the Noteholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and the Couponholders.

(P)	In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the relevant Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(Q)	Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual and proper professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(R)	The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the relevant Issuer and the Guarantor (if applicable).

(S)	The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(T)	The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance by an Issuer or the Guarantor, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(U)	Any certificate or report of the Auditors called for by or provided to the Trustee in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein whether or not such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof.

(V)	Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under these presents, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(W)	Nothing contained in these presents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(X)	The Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.

(Y)	The Trustee shall have no responsibility whatsoever to the Issuers, the Guarantor, any Noteholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency.

(Z)	Notwithstanding anything in these presents or the Agency Agreement to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of the FSMA, unless it is authorised under the FSMA to do so. The Trustee shall have the discretion at any time:

(i)	to delegate any of the functions which fall to be performed by an authorised person under the FSMA to any other agent or person which also has the necessary authorisations and licences; and

(ii)	to apply for authorisation under the FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

(AA)	Nothing in this Trust Deed shall require the Trustee to assume an obligation of any Issuer arising under any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Euronext Dublin).

(BB)	In relation to any discretion to be exercised or action to be taken by the Trustee under these presents or the Agency Agreement, the Trustee may, at its discretion and without further notice or shall, if it has been so directed by an Extraordinary Resolution of the Noteholders then outstanding or so requested in writing by the holders of at least one-quarter in nominal amount of such Notes, exercise such discretion or take such action, provided that, in either case, the Trustee shall not be obliged to exercise such discretion or take such action unless it shall have been indemnified, secured and/or prefunded to its satisfaction against all liabilities and provided that the Trustee shall not be held liable for the consequences of exercising its discretion or taking any such action and may do so without having regard to the effect of such action on individual Noteholders and Couponholders.

(CC)	Notwithstanding anything else contained in these presents or the Agency Agreement, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(DD)	Notwithstanding any other provision of these presents, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any tax, if and only to the extent so required by Applicable Law, in which event the Trustee shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the relevant Issuer the amount so deducted or withheld, in which case, the relevant Issuer shall so account to the relevant Authority for such amount.

(EE)	The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(FF)	Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to Clause 14(xvii)) that no Notes are held by, for the benefit of, or on behalf of, the relevant Issuer, the Guarantor, any Subsidiary of the relevant Issuer or the Guarantor, any holding company of the relevant Issuer or the Guarantor or any other Subsidiary of such holding company.

(GG)	The Trustee may call for and shall rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the nominal amount of Notes represented by a NGN. Any such records, certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

17.	TRUSTEE'S LIABILITY

(a)	Subject to sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in these presents or the Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to theses presents or the Agency Agreement save in relation to its breach of trust having regard to the provisions of these presents and the Agency Agreement conferring on it any trusts, powers, authorities or discretions.

(b)	Any liability of the Trustee arising under these presents or the Agency Agreement shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into these presents or the Agency Agreement or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall the Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Trustee has been advised of the possibility of such loss or damages.

18.	TRUSTEE CONTRACTING WITH THE ISSUERs and the Guarantor

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(i)	entering into or being interested in any contract or financial or other transaction or arrangement with any Issuer or the Guarantor or any person or body corporate associated with any Issuer or the Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, any Issuer or the Guarantor, or any person or body corporate associated as aforesaid); or

(ii)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to any Issuer or the Guarantor or any such person or body corporate so associated or any other office of profit under any Issuer or the Guarantor or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.	WAIVER, AUTHORISATION AND DETERMINATION

(A)	The Trustee may without the consent or sanction of the Noteholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by an Issuer or the Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 9 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

MODIFICATION

(B)	The Trustee may without the consent or sanction of the Noteholders or the Couponholders at any time and from time to time concur with the Issuers and the Guarantor in making any modification (i) to these presents which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

In addition, the Trustee shall be obliged to concur with the relevant Issuer and the Guarantor (if applicable) in effecting any Benchmark Amendments in the circumstances and as otherwise set out in Condition 4(b)(iii) without the consent or sanction of the Noteholders or the Couponholders and, for the avoidance of doubt, any such Benchmark Amendments made pursuant to Condition 4(b)(iii) shall be excluded from the operation of paragraphs 5 and 18 of the Third Schedule of these presents.

BREACH

(C)	Any breach of or failure to comply by the relevant Issuer or the Guarantor (if applicable) with any such terms and conditions as are referred to in sub-clauses (A) and (B) of this Clause shall constitute a default by the relevant Issuer or the Guarantor (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

SUBSTITUTION

(D)	(1)	(a)	The Trustee may without the consent of the Noteholders or Couponholders at any time agree with the relevant Issuer and (in the case of Guaranteed Notes) the Guarantor, to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents of another company, being a Subsidiary of the relevant Issuer or (in the case of Guaranteed Notes) the Guarantor or a parent undertaking of the Issuer or (in the case of Guaranteed Notes) the Guarantor (such substituted company being hereinafter called the “New Company”) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the relevant Issuer (or of the previous substitute under this Clause) and provided further that the relevant Issuer (or, in the case of Guaranteed Notes, the Guarantor) unconditionally and irrevocably guarantees all amounts payable under these presents to the satisfaction of the Trustee.

(b)	The following further conditions shall apply to (1) above:

(i)	the relevant Issuer, (in the case of Guaranteed Notes) the Guarantor and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)	where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or the Netherlands (in the case of Guaranteed Notes only) or any political sub-division or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 7 with the substitution for (or, as the case may be, the addition to) the references to the United Kingdom or the Netherlands of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 6(b) shall be modified accordingly;

(iii)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)	if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the relevant Issuer or the previous substitute under this Clause as applicable.

(2)	Any such trust deed or undertaking shall, if so expressed, operate to release the relevant Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 13. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the relevant Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the relevant Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

20.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE COUPONHOLDER

(A)	Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Coupons appertaining to each Definitive Note of which he is the holder.

NO NOTICE TO COUPONHOLDERS

(B)	Neither the Trustee nor the relevant Issuer shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Notes in accordance with Condition 13.

21.	CURRENCY INDEMNITY

Each of the relevant Issuer and (in the case of Guaranteed Notes) the Guarantor shall indemnify the Trustee, every Appointee, the Noteholders and the Couponholders and keep them indemnified against:

(a)	any Liability incurred by any of them arising from the non-payment by the relevant Issuer or (in the case of Guaranteed Notes) the Guarantor of any amount due to the Trustee or the holders of the Notes and the relative Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the relevant Issuer or (in the case of Guaranteed Notes) the Guarantor; and

(b)	any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the relevant Issuer or, as the case may be, the Guarantor, and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the relevant Issuer and the Guarantor separate and independent from their other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the relevant Issuer or, as the case may be, the Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantor (as the case may be) or its or their liquidator or liquidators.

22.	NEW TRUSTEE

(A)	The power to appoint a new trustee of these presents shall be vested in the Issuers jointly but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents PROVIDED THAT a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuers to the Agent and the Noteholders.

SEPARATE AND CO-TRUSTEES

(B)	Notwithstanding the provisions of sub-clause (A) above, the Trustee may, upon giving prior notice to the Issuers and the Guarantor (but without the consent of the Issuers, the Guarantor, the Noteholders or Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against an Issuer and/or the Guarantor.

Each of the Issuers and the Guarantor irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

23.	TRUSTEE'S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months' prior written notice to the Issuers and the Guarantor without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuers and the Guarantor each undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution it will use its best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed. If, in such circumstances, no appointment of such a new trustee has become effective within three months of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents.

24.	TRUSTEE'S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

25.	NOTICES

Any notice or demand to an Issuer, the Guarantor or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or email or by delivering it by hand as follows:

to Rentokil Initial:	Rentokil Initial plc
Compass House
Manor Royal
Crawley
West Sussex
RH10 9PY
United Kingdom

(Attention: Treasury Department)

Email: secretariat@rentokil-initial.com/ treasury.front-office@rentokil-initial.com

to Rentokil BV:	Rentokil Initial Finance B.V.
Oude Middenweg 77
2491 AC, The Hague, The Netherlands

(Attention: Aad Schmidt)
Telephone: [***]
Email: [***]

to the Trustee:

HSBC Corporate Trustee Company (UK) Limited
Level 18
8 Canada Square
London E14 5HQ
United Kingdom

(Attention: Trustee Administration, Issuer Services)

Email: ctla.trustee.admin@hsbc.com

or to such other address or email address as shall have been notified (in accordance with this Clause) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch, any notice or demand sent by email as aforesaid shall be deemed to have been given, made or served at the time when sent, subject to no delivery failure notification being received by the sender within 24 hours of the time of sending.

26.	GOVERNING LAW

These presents and any non-contractual obligations arising out of or in connection to these presents are governed by, and shall be construed in accordance with, English law.

27.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to these presents has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents , but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

28.	SUBMISSION TO JURISDICTION

(A)	Each of the Issuers and the Guarantor irrevocably agrees for the benefit of the Trustee, the Noteholders and the Couponholders that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with these presents (including a dispute relating to any non-contractual obligations arising out of or in connection with these presents) and accordingly submit to the exclusive jurisdiction of the English courts. Each of the Issuers and the Guarantor waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. The Trustee, the Noteholders and the Couponholders may take any suit, action or proceeding arising out of or in connection with these presents (including any suit, action or proceedings relating to any non-contractual obligations arising out of or in connection with these presents) (together referred to as "Proceedings") against an Issuer or the Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

(B)	Rentokil BV irrevocably and unconditionally appoints Rentokil Initial (which appointment Rentokil Initial hereby accepts) at its registered office for the time being (and in the event of its ceasing so to act will appoint such other person approved by the Trustee) to accept service of process on its behalf in England in respect of any Proceedings. Rentokil BV:

(a)	agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)	agrees that failure by any such person to give notice of such service of process to Rentokil BV shall not impair the validity of such service or of any judgment based thereon;

(c)	consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to Rentokil BV in accordance with Clause 25; and

(d)	agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

29.	COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuers, the Guarantor and the Trustee and delivered on the date first stated on page 1.

THE FIRST SCHEDULE

Terms and Conditions of the Notes

This Note is one of a Series (as defined below) of Notes issued by the Issuer (as defined below) specified in the applicable Pricing Supplement (as defined below), being either Rentokil Initial plc (Rentokil Initial) or Rentokil Initial Finance B.V. (Rentokil BV) and constituted by a Trust Deed dated 9 December 2005, as most recently supplemented on 9 June 2022 (as further amended, restated, modified and/or supplemented from time to time, the Trust Deed) made between each Issuer, Rentokil Initial in its capacity as Guarantor (as defined below) and HSBC Corporate Trustee Company (UK) Limited (the Trustee, which expression shall include any successor as Trustee). References to Issuer shall mean whichever of Rentokil Initial or Rentokil BV is named as the Issuer of the Notes in the applicable Pricing Supplement (Rentokil Initial and Rentokil BV) (together, the Issuers).

Notes issued by Rentokil BV shall have the benefit of a guarantee from Rentokil Initial (in its capacity as the Guarantor). References to the Guarantor shall only be applicable if Rentokil BV is specified as the Issuer of the Notes in the applicable Pricing Supplement.

References herein to the Notes shall be references to the Notes of this Series only and not to all Notes that may be issued under the Programme and shall mean:

(i)	in relation to any Notes represented by a global Note (a Global Note), units of each Specified Denomination in the Specified Currency;

(ii)	any Global Note; and

(iii)	any definitive Notes issued in exchange for a Global Note.

The Notes and the Coupons (as defined below) have the benefit of an Agency Agreement dated 9 December 2005, as most recently amended and restated on 9 June 2022 (as further amended, restated, modified and/or supplemented from time to time, the Agency Agreement) and made between each Issuer, the Guarantor, HSBC Bank plc as issuing and principal paying agent and agent bank (the Agent, which expression shall include any successor agent), the Trustee and the other paying agents named therein (together with the Agent, the Paying Agents, which expression shall include any additional or successor paying agents).

Interest-bearing definitive Notes have interest coupons (the Coupons) and, in the case of Notes which (when issued in definitive form) have more than 27 interest payments remaining, talons for further Coupons (the Talons) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Global Notes do not have Coupons or Talons attached on issue.

The final terms for this Note (or the relevant provisions thereof) are set out in Part A of the Pricing Supplement attached to or endorsed on this Note. References to the applicable Pricing Supplement are to Part A of the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the holders for the time being of the Notes (the Noteholders, which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below) and the holders of the Coupons (the Couponholders, which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

As used herein, Tranche means Notes which are identical in all respects (including as to listing and admission to trading) and Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series; and (ii) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed and the Agency Agreement are available for inspection free of charge during normal business hours at the office for the time being of the Agent and copies of the applicable Pricing Supplement are available for viewing at, and copies may be obtained from, the registered office of Rentokil Initial at Compass House, Manor Royal, Crawley, West Sussex, RH10 9PY, United Kingdom by Noteholders holding one or more Notes provided that, in each case, such Noteholders produce evidence satisfactory to the Issuer or the Agent as to its holding of such Notes and identity.

The Noteholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement which are applicable to them. The statements in these Terms and Conditions (the Conditions) include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

Words and expressions defined in the Trust Deed, the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of any inconsistency between the Trust Deed or the Agency Agreement and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

In these Conditions, euro means the currency pursuant to the Treaty on the functioning of the European Union, as amended introduced at the start of the third stage of European economic and monetary union.

1.	FORM, DENOMINATION AND TITLE

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the currency (the Specified Currency) and the denomination(s) (the Specified Denomination(s)) specified in the applicable Pricing Supplement. Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.

Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Conditions are not applicable.

Subject as set out below, title to the Notes and Coupons will pass by delivery. The Issuer, the Guarantor (if applicable), the Paying Agents and the Trustee will (except as otherwise required by law) deem and treat the bearer of any Note or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes and shall incur no liability for so doing but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank SA/NV (Euroclear) and/or Clearstream Banking S.A. (Clearstream, Luxembourg), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor (if applicable), the Paying Agents and the Trustee as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, the Guarantor (if applicable), any Paying Agent and the Trustee as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder and holder of Notes and related expressions shall be construed accordingly. In determining whether a particular person is the holder of a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Pricing Supplement or as may otherwise be approved by the Issuer, the Guarantor (if applicable), the Agent and the Trustee.

2.	STATUS OF THE NOTES AND THE GUARANTEE

(a)	The Notes (and the Coupons relating thereto) constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the Issuer and shall at all times rank pari passu among themselves and (subject as aforesaid and save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding.

(b)	This Condition 2(b) is applicable only in relation to Notes issued by Rentokil BV.

The Guarantor has unconditionally and irrevocably guaranteed the due payment of all sums expressed to be payable by the Issuer under the Trust Deed and the Notes. Its obligations in that respect (the Guarantee) are contained in the Trust Deed.

The obligations of the Guarantor under the Guarantee constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the Guarantor and shall at all times rank (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.

3.	NEGATIVE PLEDGE

(a)	For so long as any of the Notes remain outstanding, neither the Issuer nor the Guarantor (if applicable) will, and Rentokil Initial will procure that none of its Subsidiaries (which expression shall, in these Conditions (unless the context otherwise expressly provides), mean a subsidiary as defined in Section 1159 of the Companies Act 2006, and shall include, in the case of Rentokil Initial, Rentokil BV) will, create or permit to subsist any mortgage, lien, pledge or other charge (each a Security Interest) upon, or with respect to, any of its present or future business, undertaking, assets or revenues (including any uncalled capital) to secure any existing or future Relevant Indebtedness of any person or any guarantee or indemnity given in respect thereof, unless the Issuer and/or the Guarantor (if applicable), as the case may be, shall, simultaneously with, or prior to, the creation of such Security Interest take any and all action necessary to procure that all amounts payable by it (and, where the Issuer is Rentokil BV, Rentokil BV) under the Notes (in the case of the Issuer), the Guarantee (in the case of the Guarantor) and the Trust Deed are secured equally and rateably by such Security Interest to the satisfaction of the Trustee or such other security or other arrangement is provided as the Trustee shall in its absolute discretion deem not materially less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

Notwithstanding the foregoing, each of the Issuer and/or the Guarantor (if applicable) or any Subsidiary of Rentokil Initial may create or have outstanding a Security Interest in respect of any Relevant Indebtedness and/or any guarantee or indemnity given in respect thereof as aforesaid (without the obligation to provide a Security Interest or such other security or other arrangement in respect of the Notes and the Trust Deed as aforesaid) where such Security Interest is provided by or in respect of a company becoming a Subsidiary of Rentokil Initial after the Issue Date of the first Tranche of Notes and where such Security Interest exists at the time that company becomes a Subsidiary of Rentokil Initial (provided that such Security Interest was not created in contemplation of that company becoming a Subsidiary of Rentokil Initial and the principal amount secured at the time of that company becoming a Subsidiary of Rentokil Initial is not subsequently increased).

(b)	For the purposes of this Condition 3, Relevant Indebtedness means any of the Notes and, otherwise, any loan or other indebtedness which is in the form of, or represented by, any bonds, notes, depositary receipts or other securities having an original maturity of more than one year from its date of issue and for the time being, by agreement with the issuer thereof, quoted, listed (or capable of being quoted or listed) or dealt in on any stock exchange and/or quotation system or by any listing authority or other recognised securities market provided that such definition shall exclude any such indebtedness in existence before 14 November 2001 which has the benefit of a Security Interest created by Rentokil Initial or any of its Subsidiaries and which is no greater than £10,000,000 when aggregated with all other then-existing such indebtedness.

4.	INTEREST

(a)	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

If the Notes are in definitive form, except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount so specified.

As used in these Conditions, Fixed Interest Period means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

Except in the case of Notes in definitive form where an applicable Fixed Coupon Amount or Broken Amount is specified in the applicable Pricing Supplement, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(A)	in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note; or

(B)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination without any further rounding.

In these Conditions:

Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 4(a):

(i)	if “Actual/Actual (ICMA)” is specified in the applicable Pricing Supplement:

(a)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the Accrual Period) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii)	if “30/360” is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

Determination Period means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

sub-unit means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)	Interest on Floating Rate Notes

(i)	Interest Payment Dates

Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) in each year specified in the applicable Pricing Supplement; or

(B)	if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each such date, together with each Specified Interest Payment Date, an Interest Payment Date) which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur; or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)	in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B), the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (II) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred;

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day;

(3)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Conditions, Business Day means a day which is both:

(I)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and each Additional Business Centre specified in the applicable Pricing Supplement; and

(II)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the TARGET2 System) is open.

(ii)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the applicable Pricing Supplement.

(A)	If the Reference Rate is EURIBOR

If the Reference Rate is specified in the applicable Pricing Supplement as being EURIBOR, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)	the offered quotation; or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for EURIBOR which appears or appear, as the case may be, on the Relevant Screen Page or such replacement page on that service which displays the information as at 11.00 a.m. (Relevant Financial Centre time) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of Condition 4(b)(ii)(A)(1), no offered quotation appears or, in the case of Condition 4(b)(ii)(A)(2), fewer than three offered quotations appear, in each case as at the Specified Time, the Agent shall request each of the Reference Banks to provide the Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with offered quotations, the Rate of Interest for the Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent.

If on any Interest Determination Date one only or none of the Reference Banks provides the Agent with an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the Euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for the purpose) informs the Agent it is quoting to leading banks in the Euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).

Reference Banks means the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Agent in consultation with the Issuer.

Specified Time means 11.00 a.m. (Brussels time).

Unless otherwise stated in the applicable Pricing Supplement the Minimum Rate of Interest shall be deemed to be zero.

(B)	If the Reference Rate is Compounded Daily SONIA

If the Reference Rate is specified in the applicable Pricing Supplement as being Compounded Daily SONIA, then the Rate of Interest applicable to the Notes for each Interest Period will be Compounded Daily SONIA plus or minus (as indicated in the applicable Pricing Supplement) the applicable Margin, all as determined by the Agent (or such other party responsible for the calculation of the Rate of Interest, as specified in the applicable Pricing Supplement) on the Interest Determination Date for such Interest Period.

If, in respect of any London Banking Day in the relevant Observation Period, the SONIA rate is not available on the Relevant Screen Page or has not otherwise been published by the relevant authorised distributors, such SONIA rate shall be the sum of: (i) the Bank of England’s Bank Rate (the Bank Rate) prevailing at close of business on such London Banking Day; plus (ii) the mean of the spread of the SONIA rate to the Bank Rate over the previous five days on which a SONIA rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads).

If the Rate of Interest cannot be determined in accordance with the foregoing provisions, the Rate of Interest shall be (i) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum Rate of Interest or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to the relevant Interest Period, in place of the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to that last preceding Interest Period) or (ii) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to the Notes for the first Interest Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin and any Maximum Rate of Interest or Minimum Rate of Interest applicable to the first Interest Period).

If the Notes become due and payable as a result of an Event of Default under Condition 9, or are otherwise redeemed early on a date other than an Interest Payment Date in accordance with Condition 6, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the applicable Pricing Supplement, be deemed to be the date on which such Notes became due and payable or are to be redeemed, as applicable, and the Rate of Interest applicable to such Notes shall, for so long as any such Note remains outstanding, be that determined on such date.

For the purposes of this Condition 4(b)(ii)(B):

Compounded Daily SONIA means, in relation to any Interest Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as the reference rate for the calculation of interest) and will be calculated by the Agent (or such other party responsible for the calculation of the Rate of Interest, as specified in the applicable Pricing Supplement), as follows, and the resulting percentage will be rounded (if necessary) to the fifth decimal place, with 0.000005 being rounded upwards:

“d” means, in relation to any Interest Period, the number of calendar days in such Interest Period.

“d0” means, in relation to any Interest Period, the number of London Banking Days in such Interest Period.

“i” means, in relation to any Interest Period, a series of whole numbers from one to d0, each representing the relevant London Banking Day in chronological order from, and including, the first London Banking Day in such Interest Period to (and including) the last London Banking Day in such Interest Period.

“ni”, means, in relation to any London Banking Day “i”, the number of calendar days from and including such London Banking Day “i” up to but excluding the following London Banking Day.

“p” means the whole number specified as the Observation Look-back Period in the applicable Pricing Supplement, such number representing a number of London Banking Days, which shall in any event be no less than five, or if no such number is specified, five London Banking Days.

London Banking Day or LBD means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London.

Observation Period means, in relation to an Interest Period, the period from and including the date which is “p” London Banking Days prior to the first day of such Interest Period and ending on, but excluding, the date which is “p” London Banking Days prior to the Interest Payment Date for such Interest Period (or the date falling “p” London Banking Days prior to such earlier date, if any, on which the Notes become due and payable).

SONIA means the Sterling Overnight Index Average.

SONIA rate means, in respect of any London Banking Day, a reference rate equal to the daily SONIA rate for such London Banking Day as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page (or, if the Relevant Screen Page is unavailable, as otherwise published by such authorised distributors) on the London Banking Day immediately following such London Banking Day.

SONIAi-pLBD means, in respect of any London Banking Day “i” falling in the relevant Interest Period, the SONIA rate for the London Banking Day falling “p” London Banking Days prior to such London Banking Day “i”.

(iii)	Benchmark Discontinuation

(A)	Independent Adviser

Notwithstanding Condition 4(b)(ii), if a Benchmark Event occurs in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, then the Issuer and the Guarantor (if applicable) shall use their reasonable endeavours to appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to the Issuer and the Guarantor (if applicable) determining a Successor Rate, failing which an Alternative Rate (in accordance with Condition 4(b)(iii)(B)) and, in either case, an Adjustment Spread (if any) (in accordance with Condition 4(b)(iii)(C)) and any Benchmark Amendments (in accordance with Condition 4(b)(iii)(D)) by no later than five Business Days prior to the Interest Determination Date relating to the next Interest Period for which the Rate of Interest (or any component therefor) is to be determined by reference to the relevant Original Reference Rate (the Determination Cut-off Date).

An Independent Adviser appointed pursuant to this Condition 4(b)(iii) shall act in good faith and in a commercially reasonable manner and in consultation with the Issuer and the Guarantor (if applicable). In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Trustee, the Paying Agents or the Noteholders for any advice given to the Issuer and the Guarantor (if applicable) in connection with any determination made by the Issuer and the Guarantor (if applicable) pursuant to this Condition 4(b)(iii).

If (i) the Issuer and the Guarantor (if applicable) are unable to appoint an Independent Adviser; or (ii) the Issuer and the Guarantor (if applicable) fail to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 4(b)(iii)(A) prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the immediately preceding Interest Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest. Where a different Margin (if any) or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin (if any) or Maximum or Minimum Rate of Interest relating to the relevant Interest Period shall be substituted in place of the Margin (if any) or Maximum or Minimum Rate of Interest relating to that last preceding Interest Period. For the avoidance of doubt, this sub-paragraph shall apply to the relevant next succeeding Interest Period only and any subsequent Interest Periods are subject to the subsequent operation of, and to adjustment as provided in, this Condition 4(b)(iii).

(B)	Successor Rate or Alternative Rate

If the Issuer and the Guarantor (if applicable), following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, determines that:

(i)	there is a Successor Rate, then such Successor Rate shall (subject to adjustment as provided in Condition 4(b)(iii)(C)) subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 4(b)(iii)); or

(ii)	there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to adjustment as provided in Condition 4(b)(iii)(C)) subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 4(b)(iii)).

(C)	Adjustment Spread

If the Issuer and the Guarantor (if applicable), following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, determines (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be).

(D)	Benchmark Amendments

If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with this Condition 4(b)(iii) and the Issuer and the Guarantor (if applicable), following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, determines (i) that amendments to these Conditions, the Agency Agreement and/or the Trust Deed are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the Benchmark Amendments) and (ii) the terms of the Benchmark Amendments, then the Issuer and the Guarantor (if applicable) shall, subject to giving notice thereof in accordance with Condition 4(b)(iii)(E), without any requirement for the consent or approval of Noteholders, vary these Conditions, the Agency Agreement and/or the Trust Deed to give effect to such Benchmark Amendments with effect from the date specified in such notice.

At the request of the Issuer and the Guarantor (if applicable), but subject to receipt by the Trustee and the Paying Agents of a certificate signed by two directors of the Issuer or the Guarantor (if applicable) pursuant to Condition 4(b)(iii)(E), the Trustee and the Paying Agents shall (at the expense and direction of the Issuer and/or the Guarantor (if applicable)), without any requirement for the consent or approval of the Noteholders, be obliged to use their reasonable endeavours to concur with the Issuer and the Guarantor (if applicable) in effecting any Benchmark Amendments (including, inter alia, by the execution of a deed supplemental to or amending the Trust Deed) and neither the Trustee nor the Paying Agents shall be liable to any party for any consequences thereof, provided that neither the Trustee nor any Paying Agent shall be obliged so to concur if in the sole opinion of the Trustee or the relevant Paying Agent (as applicable) doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend rights and/or the protective provisions afforded to the Trustee or the relevant Paying Agent (as applicable) in these Conditions and/or any documents to which it is a party (including, for the avoidance of doubt, any supplemental trust deed) in any way.

In connection with any such variation in accordance with this Condition 4(b)(iii)(D), the Issuer and the Guarantor (if applicable) shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.

(E)	Notices, etc.

Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments, determined under this Condition 4(b)(iii) will be notified promptly (and in any event on or before the Determination Cut-off Date) by the Issuer or (failing which) the Guarantor (if applicable) to the Trustee, the Agent, the Paying Agents and, in accordance with Condition 13, the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments (if any).

No later than notifying the Trustee of the same, the Issuer or (failing which) the Guarantor (if applicable) shall deliver to the Trustee a certificate signed by two directors of the Issuer or the Guarantor (if applicable):

(i)	confirming (a) that a Benchmark Event has occurred, (b) the Successor Rate or, as the case may be, the Alternative Rate, (c) where applicable, any Adjustment Spread and (d) the specific terms of any Benchmark Amendments, in each case as determined in accordance with the provisions of this Condition 4(b)(iii); and

(ii)	certifying that the Benchmark Amendments are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread.

Each of the Trustee and the Paying Agents shall be entitled to rely on such certificate (without enquiry or liability to any person and without any obligation to verify or investigate the accuracy thereof) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread (if any) and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread (if any) and the Benchmark Amendments (if any) and without prejudice to the Trustee’s or the Paying Agents’ ability to rely on such certificate as aforesaid) be binding on the Issuer, the Guarantor (if applicable), the Trustee, the Paying Agents and the Noteholders. For the avoidance of doubt, neither the Trustee nor the Paying Agents shall be liable to the Noteholders or any other person for so acting or relying on such certificate, irrespective of whether any such modification is or may be materially prejudicial to the interests of any such person.

(F)	Survival of Original Reference Rate

Without prejudice to the obligations of the Issuer and the Guarantor (if applicable) under Condition 4(b)(iii)(A), 4(b)(iii)(B), 4(b)(iii)(C) and 4(b)(iii)(D), the Original Reference Rate and the fallback provisions provided for in Condition 4(b)(ii) will continue to apply unless and until a Benchmark Event has occurred and the Agent has been notified of the Successor Rate or the Alternative Rate (as the case may be), and any Adjustment Spread and Benchmark Amendments, in accordance with Condition 4(b)(iii)(E).

(G)	Definitions

As used in this Condition 4(b)(iii):

Adjustment Spread means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Issuer and the Guarantor (if applicable), following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, determines is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i)	in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or

(ii)	(if no such recommendation has been made, or in the case of an Alternative Rate) the Issuer and the Guarantor (if applicable), following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner determine, is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or

(iii)	(if the Issuer and the Guarantor (if applicable) determine that no such industry standard is recognised or acknowledged) the Issuer and the Guarantor (if applicable), in their discretion, following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, determine to be appropriate;

Alternative Rate means an alternative benchmark or screen rate which the Issuer and the Guarantor (if applicable), following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, determine in accordance with Condition 4(b)(iii)(B) has replaced the Original Reference Rate in customary market usage in the international debt capital markets for the purposes of determining floating rates of interest (or the relevant component part thereof) in the same Specified Currency as the Notes;

Benchmark Amendments has the meaning given to it in Condition 4(b)(iii)(D);

Benchmark Event means:

(i)	the Original Reference Rate ceasing be published for a period of at least 5 Business Days or ceasing to exist; or

(ii)	the later of (a) the making of a public statement by the administrator of the Original Reference Rate that it has ceased or will (on or before a specified date) cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (b) the date falling six months prior to the date specified in (a); or

(iii)	the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate, that the Original Reference Rate has been or will (on or before a specified date) be permanently or indefinitely discontinued and (b) the date falling six months prior to the date specified in (a); or

(iv)	the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will (on or before a specified date) be prohibited from being used either generally, or in respect of the Notes and (b) the date falling six months prior to the date specified in (a); or

(v)	the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is no longer representative of an underlying market or will no longer be representative as of a specified date and such representativeness will not be restored and (b) the date falling six months prior to the date specified in (a); or

(vi)	it has or will become unlawful for the Agent or the Issuer to calculate any payments due to be made to any Noteholders using the Original Reference Rate;

Independent Adviser means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer and the Guarantor (if applicable) at their own expense under Condition 4(b)(iii)(A) and notified in writing to the Trustee;

Original Reference Rate means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes or, if applicable, any other successor or alternative rate (or any component part thereof) determined and applicable to the Notes pursuant to the earlier operation of this Condition 4(b)(iii);

Relevant Nominating Body means, in respect of a benchmark or screen rate (as applicable):

(i)	the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

(ii)	any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof; and

Successor Rate means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body.

(iv)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of Condition 4(b)(ii) is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of Condition 4(b)(ii) is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(v)	Determination of Rate of Interest and calculation of Interest Amounts

The Agent, in the case of Floating Rate Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

The Agent will calculate the amount of interest (the Interest Amount) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to:

(A)	in the case of Floating Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note; or

(B)	in the case of Floating Rate Notes in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 4(b):

(I)	if “Actual/Actual (ISDA)” or “Actual/Actual” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(II)	if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

(III)	if “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(IV)	if “Actual/360” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

(V)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)

360

where:

“Y1”	is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2”	is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“M1”	is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2”	is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“D1”	is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

“D2”	is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(VI)	if “30E/360” or “Eurobond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)

360

where:

“Y1”	is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2”	is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“M1”	is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2”	is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“D1”	is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2”	is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30; and

(VII)	if “30E/360 (ISDA)” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)

360

where:

“Y1”	is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2”	is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“M1”	is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2”	is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“D1”	is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2”	is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

(vi)	Linear Interpolation

Where Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Pricing Supplement, the Rate of Interest for such Interest Period shall be calculated by the Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate, one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period, provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Agent shall determine such rate at such time and by reference to such sources as it determines appropriate.

Designated Maturity means, the period of time designated in the Reference Rate.

(vii)	Notification of Rate of Interest and Interest Amounts

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Trustee and each competent authority, stock exchange and/or quotation system (if any) on which the relevant Floating Rate Notes are for the time being listed, traded and/or quoted and (in accordance with Condition 13) the Noteholders as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each competent authority, stock exchange and/or quotation system (if any) on which the relevant Floating Rate Notes are for the time being listed, traded and/or quoted and (in accordance with Condition 13) to the Noteholders.

For the purposes of these Conditions, the expression London Business Day means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London.

(viii)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(b) by the Agent shall (in the absence of wilful default, bad faith, manifest error) be binding on the Issuer, the Guarantor (if applicable), the Agent, the other Paying Agents and all Noteholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor (if applicable), the Noteholders or the Couponholders shall attach to the Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

(d)	Adjustment of Rate of Interest for Fixed Rate Notes and Floating Rate Notes

If a Step Up Rating Change and/or Step Down Rating Change is specified in the applicable Pricing Supplement, the following terms relating to the Rate of Interest for the Notes shall apply:

(i)	The Rate of Interest payable on the Notes will be subject to adjustment from time to time in the event of a Step Up Rating Change or a Step Down Rating Change, as the case may be.

(ii)	Subject to Conditions 4(d)(iv) and 4(d)(vii) below, from and including the first Interest Payment Date following the date of a Step Up Rating Change, if any, the Rate of Interest (in the case of Fixed Rate Notes) or the Margin (in the case of Floating Rate Notes) payable on the Notes shall be increased by the Step Up Margin specified in the applicable Pricing Supplement.

(iii)	Subject to Conditions 4(d)(iv) and 4(d)(vii) below, in the event of a Step Down Rating Change following a Step Up Rating Change, with effect from and including the first Interest Payment Date following the date of such Step Down Rating Change, the Rate of Interest (in the case of Fixed Rate Notes) or the Margin (in the case of Floating Rate Notes) payable on the Notes shall be decreased by the Step Up Margin back to the initial Rate of Interest (in the case of Fixed Rate Notes) or the initial Margin (in the case of Floating Rate Notes).

(iv)	If a Step Up Rating Change and, subsequently, a Step Down Rating Change occur during the same Fixed Interest Period (in the case of Fixed Rate Notes) or the same Interest Period (in the case of Floating Rate Notes), the Rate of Interest (in the case of Fixed Rate Notes) or the Margin (in the case of Floating Rate Notes) on the Notes shall be neither increased nor decreased as a result of either such event.

(v)	Rentokil Initial shall use all reasonable efforts to maintain credit ratings for its senior unsecured long-term debt from S&P. If, notwithstanding such reasonable efforts, S&P fails to or ceases to assign a credit rating to Rentokil Initial’s senior unsecured long-term debt, Rentokil Initial shall use all reasonable efforts to obtain a credit rating of its senior unsecured long-term debt from a substitute rating agency that shall be a Statistical Rating Agency, and references in this Condition 4(d) to S&P or the credit ratings thereof shall be to such substitute rating agency or, as the case may be, the equivalent credit ratings thereof.

(vi)	Rentokil Initial will cause the occurrence of a Step Up Rating Change or a Step Down Rating Change giving rise to an adjustment to the Rate of Interest payable on the Notes pursuant to this Condition 4(d) to be notified to the Trustee and the Agent and notice thereof to be published in accordance with Condition 13 as soon as reasonably practicable after the occurrence of such Step Up Rating Change or Step Down Rating Change, but in no event later than the fifth London Business Day thereafter.

(vii)	A Step Up Rating Change (if any) and a Step Down Rating Change (if any), may only occur once each during the term of the Notes and shall (subject to Condition 4(d)(iv)) give rise to an adjustment to the Rate of Interest payable on the Notes.

(viii)	If the rating designations employed by S&P are changed from those which are described in this Condition 4(d), or if a rating is procured from a Statistical Rating Agency and the rating designations employed by such Statistical Rating Agency are changed, Rentokil Initial shall determine, with the agreement of the Trustee (not to be unreasonably withheld or delayed) the rating designations of S&P or such Statistical Rating Agency as are most equivalent to the prior rating designations of S&P or such Statistical Rating Agency, as the case may be.

(ix)	The Trustee is under no obligation to ascertain whether a change in the rating assigned to the Notes by S&P or any Additional Rating Agency has occurred or whether there has been a failure or a ceasing by S&P or any Additional Rating Agency to assign a credit rating to Rentokil Initial’s senior unsecured long-term debt and (until it shall have actual knowledge or express notice pursuant to the Trust Deed to the contrary) the Trustee may assume that no such change to the credit rating assigned to the Notes has occurred or no such failure or ceasing by S&P or any Additional Rating Agency has occurred.

In these Conditions:

Additional Rating Agency means a Statistical Rating Agency that at any time provides a solicited rating to Rentokil Initial’s senior unsecured long-term debt obligations;

S&P means S&P Global Ratings UK Limited, or its successor, established in the United Kingdom and registered under Regulation (EU) No. 1060/2009 (as amended) as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018;

Statistical Rating Agency means Fitch Ratings Ltd. (Fitch) or Moody’s Investors Service Ltd. (Moody’s) or their respective successors or such other rating agency the Trustee may approve, such approval not to be unreasonably withheld or delayed;

Step Down Rating Change means the first public announcement after a Step Up Rating Change by S&P or an Additional Rating Agency of an increase in the credit rating of Rentokil Initial’s senior unsecured long-term debt with the result that (following such public announcement(s)) Rentokil Initial’s senior unsecured debt is rated BBB- or higher by S&P or a rating equivalent to BBB- or higher by an Additional Rating Agency. For the avoidance of doubt, any further increases in the credit rating of Rentokil Initial’s senior unsecured long-term debt above BBB- (in the case of S&P) or above a rating equivalent to BBB- (in the case of an Additional Rating Agency) shall not constitute a Step Down Rating Change; and

Step Up Rating Change means the first public announcement by S&P or an Additional Rating Agency of a decrease in the credit rating of Rentokil Initial’s senior unsecured long-term debt to below BBB- (in the case of S&P) or below a rating equivalent to BBB- (in the case of an Additional Rating Agency). For the avoidance of doubt, any further decrease in the credit rating of Rentokil Initial’s senior unsecured long-term debt from below BBB- (in the case of S&P) or below a rating equivalent to BBB- (in the case of an Additional Rating Agency) shall not constitute a Step Up Rating Change.

5.	PAYMENTS

(a)	Method of payment

Subject as provided below:

(i)	payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Auckland, respectively); and

(ii)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee.

Payments will be subject in all cases to (i) any fiscal or other laws and regulations applicable thereto, but without prejudice to the provisions of Condition 7 and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the Code) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, and official interpretations thereof, or (without prejudice to the provisions of Condition 7) any law implementing an intergovernmental approach thereto.

(b)	Presentation of definitive Notes and Coupons

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in Condition 5(a) only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Fixed Rate Notes in definitive form (other than Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note or Long Maturity Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A Long Maturity Note is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

(c)	Payments in respect of Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes or otherwise in the manner specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of the Agent. A record of each payment made against presentation or surrender of any Global Note, distinguishing between any payment of principal and any payment of interest, will be made either on such Global Note by the Agent or in the records of Euroclear and Clearstream, Luxembourg, as applicable and such record shall be prima facie evidence that the payment in question has been made.

(d)	General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer and the Guarantor (if applicable) will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer and/or the Guarantor (if applicable) to, or to the order of, the holder of such Global Note.

Notwithstanding the foregoing provisions of this Condition 5, if any amount of principal and/or interest in respect of Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(i)	the Issuer and the Guarantor (if applicable) have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(ii)	payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer or the Guarantor (if applicable), adverse tax consequences to the Issuer or the Guarantor (if applicable).

(e)	Payment Day

If the date for payment of any amount in respect of any Note or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, Payment Day means any day which (subject to Condition 8) is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	(in the case of Notes held in definitive form only) the relevant place of presentation;

(B)	each Additional Financial Centre specified in the applicable Pricing Supplement; and

(ii)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open.

(f)	Interpretation of principal and interest

Any reference in these Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any additional amounts which may be payable with respect to principal under Condition 7 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 6(e)); and

(vi)	any premium and any other amounts (other than interest) which may be payable by the Issuer or the Guarantor (as applicable) under or in respect of the Notes or the Guarantee (if applicable).

Any reference in these Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

6.	REDEMPTION AND PURCHASE

(a)	Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date specified in the applicable Pricing Supplement.

(b)	Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), on giving not less than the minimum period and not more than the maximum period of notice specified in the applicable Pricing Supplement to the Trustee, the Agent and (in accordance with Condition 13) the Noteholders (which notice shall be irrevocable), if the Issuer satisfies the Trustee as soon as practicable before the giving of such notice that:

(i)	on the occasion of the next payment due under the Notes, the Issuer or the Guarantor (if applicable) has or will become obliged to pay additional amounts as provided or referred to in Condition 7 as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or the Netherlands, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(ii)	such obligation cannot be avoided by the Issuer or the Guarantor (if applicable) taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor (if applicable) would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition 6(b), the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer or the Guarantor (if applicable) has or will become obliged to pay such additional amounts as a result of such change or amendment. The Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders and the Couponholders.

Notes redeemed pursuant to this Condition 6(b) will be redeemed at their Early Redemption Amount referred to in Condition 6(e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)	Redemption at the option of the Issuer (Issuer Call)

(i)	Issuer Call

If Issuer Call is specified in the applicable Pricing Supplement, the Issuer may, having given not less than the minimum period and not more than the maximum period of notice specified in the applicable Pricing Supplement to the Trustee, the Agent and (in accordance with Condition 13) the Noteholders (which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or (if specified in the applicable Pricing Supplement) some only of the Notes then outstanding on any Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date(s). Upon expiry of such notice the Issuer shall be bound to redeem the Notes accordingly.

If Spens Amount is specified in the Pricing Supplement as the Optional Redemption Amount, the Optional Redemption Amount shall be an amount equal to the higher of (i) 100 per cent. of the nominal amount outstanding of the Notes to be redeemed and (ii) the nominal amount outstanding of the Notes to be redeemed multiplied by the price, as reported to the Issuer and the Trustee by the Independent Financial Adviser, at which the Gross Redemption Yield on such Notes on the Reference Date is equal to the Gross Redemption Yield (determined by reference to the middle market price) at the Quotation Time specified in the applicable Pricing Supplement on the Reference Date of the Reference Bond, plus the Redemption Margin, all as determined by the Independent Financial Adviser.

If Make-Whole Amount is specified in the applicable Pricing Supplement as the Optional Redemption Amount, the Optional Redemption Amount shall be an amount calculated by the Independent Financial Adviser equal to the higher of (i) 100 per cent. of the nominal amount outstanding of the Notes to be redeemed or (ii) the sum of the present values of the nominal amount outstanding of the Notes to be redeemed and the Remaining Term Interest on such Note (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis at the Reference Bond Rate, plus the Redemption Margin.

Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. In the case of a partial redemption of Notes, the Notes to be redeemed (Redeemed Notes) will be selected individually by lot (in the case of Redeemed Notes represented by definitive Notes) and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (in the case of Redeemed Notes represented by a Global Note) not more than 30 days prior to the date fixed for redemption. In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 15 days prior to the date fixed for redemption.

For the purposes of this Condition 6(c)(i):

Gross Redemption Yield means, with respect to a security, the gross redemption yield on such security, expressed as a percentage and calculated by the Independent Financial Adviser on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields”, page 5, Section One: Price/Yield Formulae “Conventional Gilts”; Double dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published 8 June 1998, as amended or updated from time to time) on a semi-annual compounding basis (converted to an annualised yield and rounded up (if necessary) to four decimal places) or on such other basis as the Trustee may approve;

IFA Selected Bond means a government security or securities selected by the Independent Financial Adviser as having an actual or interpolated maturity comparable with the remaining term of the Notes that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in the same currency as the Notes and of a comparable maturity to the remaining term of the Notes;

Independent Financial Adviser means an independent financial institution of international repute appointed by the Issuer and the Guarantor (if applicable) at their own expense;

Redemption Margin shall be as set out in the applicable Pricing Supplement;

Reference Bond shall be as set out in the applicable Pricing Supplement or, if no such bond is set out or if such bond is no longer outstanding, shall be the IFA Selected Bond;

Reference Bond Price means, with respect to any date of redemption, (A) the arithmetic average of the Reference Government Bond Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (B) if the Independent Financial Adviser obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations;

Reference Bond Rate means, with respect to any date of redemption, the rate per annum equal to the annual or semi-annual yield (as the case may be) to maturity or interpolated yield to maturity (on the relevant day count basis) of the Reference Bond, assuming a price for the Reference Bond (expressed as a percentage of its nominal amount) equal to the Reference Bond Price for such date of redemption;

Reference Date will be set out in the relevant notice of redemption;

Reference Government Bond Dealer means each of five banks selected by the Issuer and the Guarantor (if applicable) (or the Independent Financial Adviser on their behalf), or their affiliates, which are (A) primary government securities dealers, and their respective successors, or (B) market makers in pricing corporate bond issues;

Reference Government Bond Dealer Quotations means, with respect to each Reference Government Bond Dealer and any date for redemption, the arithmetic average, as determined by the Independent Financial Adviser, of the bid and offered prices for the Reference Bond (expressed in each case as a percentage of its nominal amount) at the Quotation Time specified in the applicable Pricing Supplement on the Reference Date quoted in writing to the Independent Financial Adviser by such Reference Government Bond Dealer; and

Remaining Term Interest means, with respect to any Note, the aggregate amount of scheduled payment(s) of interest on such Note for the remaining term of such Note determined on the basis of the rate of interest applicable to such Note from (and including) the date on which such Note is to be redeemed by the Issuer pursuant to this Condition 6(c)(i).

(ii)	Acquisition Event Call Option

If Optional Acquisition Redemption is specified in the applicable Pricing Supplement and an Acquisition Event (as defined below) occurs, the Issuer may, on any London Business Day on or before the 30th day following the occurrence of the Acquisition Event, having given not less than the minimum period and not more than the maximum period of notice as specified in the applicable Pricing Supplement to the Trustee, the Paying Agents and (in accordance with Condition 13) the Noteholders (which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all but not some only of the Notes then outstanding at the Acquisition Event Early Redemption Amount specified in the applicable Pricing Supplement, together, if appropriate, with interest accrued to (but excluding) the relevant redemption date (such right, the Acquisition Event Call Option). Upon expiry of such notice the Issuer shall be bound to redeem the Notes accordingly.

The Issuer may at any time waive its right to redeem the Notes under the Acquisition Event Call Option by giving notice to the Trustee, the Paying Agents and (in accordance with Condition 13) the Noteholders (which notices shall be irrevocable).

Acquisition Event means (a) Rentokil Initial or any of its Subsidiaries has not completed the acquisition of a simple majority of the outstanding shares of the Acquisition Target (as specified in the applicable Pricing Supplement) (the Acquisition) on or before the Acquisition Event Deadline (as specified in the applicable Pricing Supplement); or (b) Rentokil Initial publicly announces on or before the Acquisition Event Deadline that it no longer intends to pursue the Acquisition.

(iii)	Acquisition Event Mandatory Redemption

If Mandatory Acquisition Redemption is specified in the applicable Pricing Supplement and an Acquisition Event occurs, the Issuer or the Guarantor (if applicable) shall give notice thereof in accordance with Condition 6(c)(iv) (which notices shall be irrevocable and shall specify the date fixed for redemption, which shall be not later than 10 London Business Days after the date of the notices) and shall redeem all but not some only of the Notes then outstanding at the Acquisition Event Early Redemption Amount specified in the applicable Pricing Supplement, together, if appropriate, with interest accrued to (but excluding) the relevant redemption date (such redemption, the Acquisition Event Mandatory Redemption). On such date fixed for redemption the Issuer shall be bound to redeem the Notes accordingly.

(iv)	Notice of Acquisition Event

Promptly upon the Issuer or the Guarantor (if applicable) becoming aware that an Acquisition Event has occurred, the Issuer or the Guarantor (if applicable) shall give notice to the Trustee, the Paying Agents and (in accordance with Condition 13) the Noteholders, provided that no such notice shall be required from the Issuer or the Guarantor (if applicable) if the Issuer has previously waived its right under the Acquisition Event Call Option, as referred to in Condition 6(c)(ii).

Prior to the publication of any notice of redemption pursuant to the Acquisition Event Call Option or Acquisition Event Mandatory Redemption, Rentokil Initial shall deliver to the Trustee, for the Trustee to make available at its specified office to the Noteholders, a certificate signed by two Directors of Rentokil Initial stating that the relevant requirement or circumstance giving rise to the right or requirement (as appropriate) to redeem is satisfied. The Trustee shall be entitled to accept such certificate without any liability to any person or any further inquiry as sufficient evidence of the satisfaction of the condition precedent set out above, in which event it shall be conclusive and binding on the Noteholders and the Couponholders.

(v)	Clean-Up Call

If Clean-Up Call is specified in the applicable Pricing Supplement and if at any time after the Issue Date 80 per cent. or more of the initial aggregate nominal amount of Notes of the same Series have been redeemed (other than Notes redeemed at the Make-Whole Amount) or purchased, the Issuer may, having given not less than the minimum period and not more than the maximum period of notice specified in the applicable Pricing Supplement to the Trustee, the Paying Agents and (in accordance with Condition 13) the Noteholders (which notices shall be irrevocable and shall specify the date fixed for redemption), redeem the Notes in whole but not in part at the Optional Redemption Amount(s) specified in the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant redemption date. Upon expiry of such notice the Issuer shall be bound to redeem the Notes accordingly.

(d)	Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Pricing Supplement, upon the holder of any Note giving to the Issuer (in accordance with Condition 13) not less than the minimum period and not more than the maximum period of notice specified in the applicable Pricing Supplement, the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. It may be that before an Investor Put can be exercised, certain conditions and/or circumstances will need to be satisfied. Where relevant, the provisions will be set out in the applicable Pricing Supplement.

To exercise the right to require redemption of this Note the holder of this Note under this Condition 6(d) must deliver, at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a Put Notice) and in which the holder must specify a bank account to which payment is to be made under this Condition 6(d) accompanied by, if this Note is in definitive form, this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control.

If the Notes are represented by a Global Note or are in definitive form and held through Euroclear and/ or Clearstream, Luxembourg, to exercise the right to require redemption of the Notes held by it the Noteholder must give notice of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time. Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg given by a holder of any Note pursuant to this Condition 6(d) shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and the Trustee has declared the Notes to be due and payable pursuant to Condition 9 in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this Condition 6(d).

(e)          Early Redemption Amounts

For the purpose of Condition 6(b) above, Condition 6(f) below and Condition 9, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(i)	in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)	in the case of a Note (other than a Zero Coupon Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Note is denominated, at the amount specified in the applicable Pricing Supplement or, if no such amount or manner is so specified in the applicable Pricing Supplement, at its nominal amount; or

(iii)	in the case of a Zero Coupon Note, at an amount (the Amortised Face Amount) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y

where:

“RP”	means the Reference Price;

“AY”	means the Accrual Yield expressed as a decimal; and

“y”	is the Day Count Fraction specified in the applicable Pricing Supplement which will be either (i) 30/360 (in which case the numerator will be equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360); (ii) Actual/360 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360); or (iii) Actual/365 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 365).

(f)            Event Risk

(A)            A Put Event will be deemed to occur if:

(i)	any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006 as amended) whose shareholders are or are to be substantially similar to the pre-existing shareholders of Rentokil Initial, shall become interested (within the meaning of Part 22 of the Companies Act 2006 as amended) in (a) more than 50 per cent. of the issued or allotted ordinary share capital of Rentokil Initial or (b) shares in the capital of Rentokil Initial carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of Rentokil Initial (each, a Change of Control); and

(ii)	at the time of the occurrence of a Change of Control, the Notes carry from any Rating Agency an investment grade credit rating (Baa3/BBB-, or equivalent, or better), and such rating from any Rating Agency is within a period ending 120 days after announcement of the Change of Control having occurred (or such longer period as the Notes are under consideration, announced publicly within such 120 day period, for rating review) either downgraded to a non-investment grade credit rating (Ba1/BB+, or equivalent, or worse) or withdrawn; and

(iii)	in making the relevant decision(s) referred to above, the relevant Rating Agency announces publicly or confirms in writing to Rentokil Initial or the Trustee that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control.

Further, (a) if at the time of the occurrence of the Change of Control the Notes carry a non-investment grade credit rating from each Rating Agency, then assigning a credit rating to the Notes or no credit rating from any Rating Agency, a Put Event will be deemed to occur upon the occurrence of a Change of Control alone; and (b) if at the time of the occurrence of the Change of Control the Notes carry a rating from more than one Rating Agency, at least one of which is investment grade, then Condition 6(f)(A)(ii) will apply.

(B)	If a Put Event occurs, each Noteholder shall have the option to require the Issuer to redeem or repay that Note on the Put Date (as defined below) at its Early Redemption Amount together with interest accrued to but excluding the date of redemption or purchase. Such option shall operate as set out below.

(C)	Promptly upon the Issuer becoming aware that a Put Event has occurred the Issuer shall, and at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders, shall (subject in each case to being indemnified and/or secured and/or pre-funded to its satisfaction), give notice (a Put Event Notice) to the Noteholders in accordance with Condition 13 specifying the nature of the Put Event and the procedure for exercising the option contained in this Condition 6(f).

(D)	To exercise the option to require the redemption or repayment of a Note under this Condition 6(f) the holder of the Note must, if the Notes are in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver such Note, on any Payment Day (as defined in Condition 5(e)) falling within the period (the Put Period) of 45 days after a Put Event Notice is given, at the specified office of any Paying Agent, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a Change of Control Put Notice). The Note should be delivered together with all Coupons appertaining thereto maturing after the date which is seven days after the expiration of the Put Period (the Put Date), failing which (unless these Conditions provide that the relevant Coupons are to become void upon the due date for redemption of such Notes) the Paying Agent will require payment of an amount equal to the face value of any missing such Coupon. Any amount so paid will be reimbursed in the manner provided in Condition 5 against presentation and surrender of the relevant missing Coupon (or any replacement therefore issued pursuant to Condition 10) at any time after such payment, but before the expiry of the period of 10 years from the Relevant Date (as defined in Condition 7) in respect of that Coupon. The Paying Agent to which such Note and Change of Control Put Notice are delivered will issue to the Noteholder concerned a non-transferable receipt in respect of the Note so delivered. If the Notes are represented by a Global Note or are in definitive form and held through Euroclear and/ or Clearstream, Luxembourg, to exercise the right to require redemption of the Notes held by it the Noteholder must, within the Put Period, give notice of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time and, at the same time, present or procure the presentation of the relevant Global Note to the Agent for notation accordingly. Payment in respect of any Note so delivered will be made, if the holder duly specified a bank account in the Change of Control Put Notice to which payment is to be made, on the Put Date by transfer to that bank account and, in every other case, on or after the Put Date against presentation and surrender or (as the case may be) endorsement of such receipt at the specified office of any Paying Agent. Payment in respect of any Notes represented by a Global Note or in definitive form and held through Euroclear and/or Clearstream, Luxembourg in respect of which the relevant Noteholder has exercised the option given under this Condition 6(f) will be made on the Put Date. A Change of Control Put Notice, once given, shall be irrevocable. The Issuer shall redeem or repay the relevant Notes on the Put Date unless previously redeemed and cancelled.

If 80 per cent. or more in nominal amount of the Notes then outstanding have been redeemed pursuant to this Condition 6(f), the Issuer may, on not less than 30 or more than 60 days’ notice to the Noteholders given within 30 days after the Put Date, redeem, at its option, the remaining Notes as a whole at a redemption price of the Early Redemption Amount thereof plus interest accrued to but excluding the date of such redemption.

(E)	If the rating designations employed by any of Fitch, Moody’s or S&P are changed from those which are described in Condition 6(f)(A)(ii), or if a rating is procured from an Additional Rating Agency, the Issuer shall determine, with the agreement of the Trustee (not to be unreasonably withheld or delayed), the rating designations of Fitch, Moody’s or S&P or such Additional Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Fitch, Moody’s or S&P and Condition 6(f)(A)(ii) shall be read accordingly.

(F)	The Trustee is under no obligation to ascertain whether a Put Event or Change of Control or any event which could lead to the occurrence of or could constitute a Put Event or Change of Control has occurred and, until it shall have actual knowledge or express notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no Put Event or Change of Control or other such event has occurred.

(G)	In these Conditions, Rating Agency means Fitch, Moody’s or S&P or their respective successors or any rating agency (a Substitute Rating Agency) substituted for any of them by Rentokil Initial from time to time with the prior written approval of the Trustee.

(g)         Purchases

The Issuer, the Guarantor (if applicable) or any Subsidiary of the Issuer or the Guarantor (if applicable) may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer or the Guarantor (if applicable), surrendered to any Paying Agent for cancellation.

(h)         Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to Condition 6(g) (together with all unmatured Coupons and Talons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.

(i)           Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 6(a), 6(b), 6(c), 6(d) or 6(f) or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in Condition 6(e)(iii) as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)	five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Trustee or the Agent (as the case may be) and notice to that effect has been given to the Noteholders (in accordance with Condition 13).

7.           TAXATION

All payments of principal and interest in respect of the Notes and Coupons by or on behalf of the Issuer or, if applicable, by or on behalf of the Guarantor under the Guarantee, will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the United Kingdom or (in the case of payments made by Rentokil BV) the Netherlands, unless such withholding or deduction is required by law. In such event, the Issuer or the Guarantor (if applicable), as the case may be, will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note or Coupon:

(a)	presented for payment in the United Kingdom or the Netherlands (as applicable); or

(b)	presented for payment by or on behalf of a holder who is liable for such taxes or duties in respect of such Note or Coupon by reason of his having some connection with the United Kingdom or the Netherlands (if applicable) other than the mere holding of such Note or Coupon; or

(c)	presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such 30th day assuming that day to have been a Payment Day (as defined in Condition 5(e)); or

(d)	presented for payment by or on behalf of a holder of a Note or Coupon who would be able to avoid such withholding or deduction in whole or in part by presenting a form or certificate and/or by making a declaration of non-residence or other claim for exemption or reduction but fails to do so; or

(e)	where a withholding or deduction is required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended, on payments due to a holder of the Notes or Coupons affiliated to Rentokil BV (within the meaning of the Dutch Withholding Tax Act 2021, as published in the Official Gazette (Staatsblad) Stb. 2019, 513 of 27 December 2019).

As used in these Conditions, the Relevant Date means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Trustee or the Agent (as the case may be) on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 13.

8.          PRESCRIPTION

The Notes and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 7) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition 8 or Condition 5(b) or any Talon which would be void pursuant to Condition 5(b).

9.          EVENTS OF DEFAULT

(a)         Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured and/or pre-funded to its satisfaction), (but in the case of the happening of any of the events described in Conditions 9(a)(ii) to 9(a)(viii) inclusive (other than Condition 9(a)(iv) in relation to the Issuer or the Guarantor (if applicable)), only if the Trustee shall have certified in writing to the Issuer and the Guarantor (if applicable) that such event is, in its opinion, materially prejudicial to the interests of the Noteholders), give notice in writing to the Issuer and the Guarantor (if applicable) that the Notes are, and they shall thereupon immediately become, due and repayable at their Early Redemption Amount together with accrued interest as provided in the Trust Deed if any of the following events shall occur (Events of Default):

(i)	if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of seven days (in the case of principal) or 14 days (in the case of interest); or

(ii)	if the Issuer or the Guarantor (if applicable) fails to perform or observe any of its other obligations under these Conditions or the Trust Deed and (except in any case where, in the opinion of the Trustee, the failure is incapable of remedy when no such continuation and notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee may permit) next following the service by the Trustee on the Issuer or the Guarantor (if applicable) of notice requiring the same to be remedied; or

(iii)	(A) if any Indebtedness for Borrowed Money (as defined below) of the Issuer, the Guarantor (if applicable) or any Principal Subsidiary becomes due and repayable prematurely by reason of an event of default (however described); or (B) the Issuer, the Guarantor (if applicable) or any Principal Subsidiary fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment as extended by any originally applicable grace period; or (C) if any security given by the Issuer, the Guarantor (if applicable) or any Principal Subsidiary for any Indebtedness for Borrowed Money becomes enforceable by reason of default; or (D) if default is made by the Issuer, the Guarantor (if applicable) or any Principal Subsidiary in making any payment due as extended by any originally applicable grace period under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person, provided that no event referred to in this Condition 9(a)(iii) shall constitute an Event of Default (I) unless the relative Indebtedness for Borrowed Money either alone or when aggregated with other Indebtedness for Borrowed Money relative to all (if any) other such events which shall have occurred shall amount to at least £20,000,000 (or its equivalent in any other currency) and (II) where such event has occurred in relation to Indebtedness for Borrowed Money of a Principal Subsidiary at the time such company becomes a Principal Subsidiary through acquisition by Rentokil Initial or a Subsidiary of Rentokil Initial, unless such event continues for a period of seven days after the date of such acquisition, if such default is in respect of interest on any Indebtedness for Borrowed Money and (in any other case) 14 days (or such longer period as the Trustee may permit) after the date of such acquisition; or

(iv)	if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer, the Guarantor (if applicable) or any Principal Subsidiary, save for the purposes of an amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (A) in the case of a Principal Subsidiary not involving or arising out of the insolvency of such Principal Subsidiary and under which all or substantially all of its assets are transferred to Rentokil Initial or any of its Subsidiaries; or (B) in the case of a Principal Subsidiary under which all or substantially all of its assets are transferred to a third party or parties (whether associated or not) for full consideration received by Rentokil Initial or a Subsidiary of Rentokil Initial on an arm’s length basis; or (C) in the case of a Principal Subsidiary under which all or substantially all of its assets are transferred and the transferee is or immediately upon such transfer becomes a Principal Subsidiary; or (D) on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders; or

(v)	if the Issuer, the Guarantor (if applicable) or any Principal Subsidiary ceases or threatens to cease to carry on the whole or substantially the whole of its business, save (A) in the case of a Principal Subsidiary for the purposes of an amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement, (i) not involving or arising out of the insolvency of such Principal Subsidiary and under which all or substantially all of its assets are transferred to Rentokil Initial or any of its Subsidiaries or (ii) under which all or substantially all of its assets are transferred and the transferee is or immediately upon such transfer becomes a Principal Subsidiary or (iii) the terms of which have been previously approved by the Trustee or by an Extraordinary Resolution of the Noteholders; or (B) in the case of a Principal Subsidiary where all or substantially all of its assets are transferred to a third party or parties (whether associated or not) for full consideration received by Rentokil Initial or a Subsidiary of Rentokil Initial on an arm’s length basis (save where such transfer would otherwise cause Rentokil Initial itself to cease the whole or substantially the whole of its business); or (C) in the case of a Principal Subsidiary which is a Principal Subsidiary by virtue only of part (B) of the definition of Principal Subsidiary, provided that at the time of such cessation or threatened cessation such Principal Subsidiary is not in default in respect of any Indebtedness for Borrowed Money or any guarantee and/or indemnity given by such Principal Subsidiary in respect of any Indebtedness for Borrowed Money; or

(vi)	if the Issuer, the Guarantor (if applicable) or any Principal Subsidiary stops or threatens to stop payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(vii)	if (A) proceedings are initiated against the Issuer, the Guarantor (if applicable) or any Principal Subsidiary under any applicable liquidation, insolvency, composition, reorganisation or other similar laws and, other than in respect of the Issuer or the Guarantor (if applicable), such proceedings are not being contested in good faith, or an application is made for the appointment of an administrative or other receiver, manager, administrator or other similar official and, other than in respect of the Issuer or the Guarantor (if applicable), such application is not being contested in good faith, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer, the Guarantor (if applicable) or any Principal Subsidiary or, as the case may be, in relation to the whole or a substantial part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or substantially the whole of the undertaking or assets of any of them and (B) in any case (other than the appointment of an administrator) are/is not discharged within 45 days; or

(viii)	if the Issuer, the Guarantor (if applicable) or any Principal Subsidiary consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors), save in any such case for the purposes of an amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders; or

(ix)	if, in the case of Notes issued by Rentokil BV, the Issuer ceases to be a Subsidiary wholly owned and controlled, directly or indirectly, by the Guarantor; or

(x)	if, in the case of Notes issued by Rentokil BV, the Guarantee ceases to be, or is claimed by the Issuer or the Guarantor not to be, in full force and effect.

(b)         Enforcement

(i)	The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or the Guarantor (if applicable) as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes or the Coupons unless (A) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in aggregate nominal amount of the Notes then outstanding; and (B) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction.

(ii)	No Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor (if applicable) unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

(c)         Definitions

For the purposes of this Condition 9:

Principal Subsidiary at any time shall mean a Subsidiary of Rentokil Initial inter alia:

(A)	whose operating profits (or, if the Subsidiary in question prepares consolidated accounts, whose total consolidated operating profits) attributable to Rentokil Initial represent not less than 10 per cent. of the consolidated operating profits of Rentokil Initial and its Subsidiaries taken as a whole, all as calculated by reference to the then latest audited accounts (unconsolidated or, as the case may be, consolidated) of the Subsidiary and the then latest audited consolidated accounts of Rentokil Initial and its Subsidiaries; or

(B)	which has Indebtedness for Borrowed Money outstanding (or available under a committed bank facility) in an amount of at least £25,000,000 (or its equivalent in any other currency); or

(C)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of Rentokil Initial which immediately before the transfer is a Principal Subsidiary,

all as more particularly defined in the Trust Deed; and

Cash Pooling Balance means any debit balance in respect of any account of any member of the Group in connection with the Group’s notional cash pooling arrangements provided that if such balances were netted-off at any time, the aggregate amount of such balances would be zero or greater; and

Indebtedness for Borrowed Money means (a) any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities other than which is indebtedness owed to an entity within the Group; or (b) any borrowed money other than money borrowed by one entity within the Group from another entity within the Group; or (c) any liability under or in respect of any acceptance or acceptance credit, provided that Indebtedness for Borrowed Money shall not include any Cash Pooling Balance.

10.         REPLACEMENT OF NOTES, COUPONS AND TALONS

Should any Note, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Coupons or Talons must be surrendered before replacements will be issued.

11.         PAYING AGENTS

The names of the initial Paying Agents and their initial specified offices are set out below. If any additional Paying Agents are appointed in connection with any Series, the names of such Paying Agents will be specified in Part B of the applicable Pricing Supplement.

The Issuers and the Guarantor are entitled (with the prior written approval of the Trustee) to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(a)	there will at all times be an Agent;

(b)	so long as the Notes are admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent in a particular place, the Issuer and the Guarantor (if applicable) shall maintain a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant competent authority, stock exchange and/or quotation system; and

(c)	there will at all times be a Paying Agent within Europe, other than in the United Kingdom or the Netherlands.

In addition, the Issuer and the Guarantor (if applicable) shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 5(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 13.

In acting under the Agency Agreement, the Paying Agents act solely as agents of the Issuer, the Guarantor (if applicable) and (in certain limited circumstances specified therein) of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Paying Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent.

12.         EXCHANGE OF TALONS

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8.

13.         NOTICES

All notices regarding the Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve. It is expected that such publication will be made in the Financial Times in London. For so long as the Notes are admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system, the Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of the relevant competent authority, stock exchange and/or quotation system. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition 13.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system and the rules and regulations of the relevant competent authority, stock exchange and/or quotation system so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that competent authority, stock exchange and/or quotation system. Any such notice shall be deemed to have been given to the holders of the Notes on the second Business Day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

14.         MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER AND SUBSTITUTION

The Trust Deed contains provisions for convening meetings (including by way of teleconference or by use of a videoconference platform) of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Coupons or any of the provisions of the Trust Deed. Such a meeting may be convened by the Issuer, the Guarantor (if applicable) or the Trustee and shall be convened by the Issuer upon the requisition of Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing more than 50 per cent. in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes or the Coupons or the Trust Deed (including (but not limited to) modifying (i) the dates of maturity or redemption of the Notes or any date for payment of interest thereon; (ii) reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes; (iii) altering the currency of payment of the Notes or the Coupons); or (iv) modifying the Guarantee, the quorum shall be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than 25 per cent. in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Couponholders.

The Trust Deed provides that a resolution, with or without notice, in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution duly passed at a meeting of the Noteholders. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

The Trust Deed contains provisions for convening a single meeting of holders of Notes of more than one Series in certain circumstances where the Trustee so decides.

The Trustee may agree, without the consent of the Noteholders or Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of the provisions of the Notes or the Trust Deed, or determine, without any such consent as aforesaid, that any Event of Default or potential Event of Default shall not be treated as such, where, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders so to do or may agree, without any such consent as aforesaid, to any modification which is of a formal, minor or technical nature or to correct a manifest error or an error which is in the opinion of the Trustee, proven. In addition, the Trustee shall be obliged to concur with the Issuer in effecting any Benchmark Amendments in the circumstances and as otherwise set out in Condition 4(b)(iii) without the consent of the Noteholders.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class (but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Guarantor (if applicable), the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking or covenant given in addition to, or in substitution for, Condition 7 pursuant to the Trust Deed.

Any such modification shall be binding on the Noteholders and the Couponholders and any such modification shall be notified to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

The Trustee may, without the consent of the Noteholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition 14) as the principal debtor under the Notes, Coupons and the Trust Deed of another company, being a Subsidiary of the Issuer or a parent undertaking of the Issuer, subject to (a) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution and (b) certain other conditions set out in the Trust Deed being complied with.

15.         INDEMNIFICATION OF THE TRUSTEE AND ITS CONTRACTING WITH THE ISSUER AND/OR THE GUARANTOR (IF APPLICABLE)

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified and/or secured and/or pre-funded to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with Rentokil Initial and/or any of its Subsidiaries (including Rentokil BV) and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, Rentokil Initial and/or any of its Subsidiaries (including Rentokil BV); (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders; and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

16.         FURTHER ISSUES

The Issuer shall be at liberty from time to time without the consent of the Noteholders or the Couponholders (and in accordance with the Trust Deed) to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the Issue Date, the amount and date of the first payment of interest thereon and/or the Issue Price and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Issuer may (from time to time), with the consent of the Trustee, create and issue other series of notes having the benefit of the Trust Deed.

17.         ROUNDING

For the purposes of any calculations referred to in these Conditions (unless otherwise specified in these Conditions or the applicable Pricing Supplement), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.); (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up); (c) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount; and (d) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.

18.         CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes but this does not affect any right or remedy of any person which exists or is available apart from that Act.

19.         GOVERNING LAW AND SUBMISSION TO JURISDICTION

(a)	Governing Law

The Trust Deed, the Agency Agreement, the Notes and the Coupons (and all non-contractual obligations arising out of or in connection with the Trust Deed, the Agency Agreement, the Notes and the Coupons) are governed by, and shall be construed in accordance with, English law.

(b)	Submission to Jurisdiction

The Issuer and the Guarantor (if applicable) agree, for the exclusive benefit of the Noteholders and the Couponholders, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes and/or the Coupons (including a dispute relating to any non-contractual obligations arising out of or in connection with the Notes and/or the Coupons) and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with the Notes and/or the Coupons (including any Proceedings relating to any non-contractual obligations arising out of or in connection with the Notes and the Coupons) may be brought in such courts.

The Issuer and the Guarantor (if applicable) hereby irrevocably waive any objection which they may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agree that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon each of them and may be enforced in the courts of any other jurisdiction.

To the extent permitted by law, nothing contained in this Condition 19(b) shall limit any right of the Trustee, the Noteholders and the Couponholders to take Proceedings against the Issuer and/or the Guarantor (if applicable) in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(c)	Appointment of Process Agent

Rentokil BV has irrevocably appointed Rentokil Initial at its registered office for the time being, currently at Compass House, Manor Royal, Crawley, West Sussex RH10 9PY, as its agent for service of process in any Proceedings before the English courts and agrees that, if Rentokil Initial is unable or unwilling for any reason so to act, it will immediately appoint another person approved by the Trustee as its agent for service of process in respect of any such Proceedings. Nothing herein shall affect the right to serve process in any other manner permitted by law.

AGENT

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

PAYING AGENT

HSBC Continental Europe

1 Grand Canal Square

Grand Canal Harbour

Dublin 2

D02 P820

Ireland

THE SECOND SCHEDULE

FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS AND TALONS

PART I

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[RENTOKIL INITIAL PLC

(the "Issuer")

(incorporated with limited liability under the laws of England with registration number 5393279)] /

[RENTOKIL INITIAL FINANCE B.V.

(the "Issuer")

(incorporated with limited liability under the laws of the Netherlands with registration number 86229206)]2 unconditionally and irrevocably guaranteed by

RENTOKIL INITIAL PLC

(the "Guarantor")

(incorporated with limited liability under the laws of England with registration number 5393279)]3

TEMPORARY GLOBAL NOTE

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the "Notes") of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the "Pricing Supplement"), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "Trust Deed") dated 9 June 2022 and made between Rentokil Initial plc, Rentokil Initial Finance B.V. and HSBC Corporate Trustee Company (UK) Limited as trustee for the holders of the Notes.

For value received, the Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at 8 Canada Square, London E14 5HQ, or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

1             Delete where the original maturity of the Notes is 365 days or less.

2             Delete as appropriate

3             Insert only where Rentokil Initial Finance B.V. is the Issuer.

If the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking, S.A. ("Clearstream, Luxembourg" and together with Euroclear, the "relevant Clearing Systems"). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer's interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, the nominal amount from time to time of this Global Note and of the Notes represented by this Global Note shall be the amount stated in the Pricing Supplement or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II or III of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(a)	if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled; or

(b)	if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer's obligations in respect thereof. Any failure to make entries referred to above shall not affect such discharge.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream, Luxembourg or Euroclear a certificate to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Notes (together, if applicable, with the Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts III, IV and V of the Second Schedule to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the "Exchange Date") which is 40 days after the Issue Date, this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Pricing Supplement, either (a) Definitive Notes and (if applicable) Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons and/or Talons and the relevant information supplementing, the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) or (b) either (if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note or (if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note) a Permanent Global Note, which in either case, is in or substantially in the form set out in Part II of the Second Schedule to the Trust Deed (together with the Pricing Supplement attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Notes, to such notice period as is specified in the Pricing Supplement.

If Definitive Notes and (if applicable) Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Coupons and/or Talons pursuant to the terms hereof. This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London.

The Issuer shall procure that Definitive Notes or (as the case may be) the interests in the Permanent Global Note shall (in the case of Definitive Notes) be issued and delivered and (in the case of the Permanent Global Note where the Pricing Supplement indicates that this Global Note is intended to be a New Global Note) be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Agent. The Issuer shall procure that:

(i)	if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, on an exchange of the whole or part only of this Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged; or

(ii)	if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, on an exchange of part only of this Global Note details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV and V (as applicable) of the Second Schedule to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer[, the Guarantor]1, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer [and the Guarantor]2, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law.

A person who is not a party to this Global Note has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note shall not be valid unless authenticated by HSBC Bank plc as Agent and, if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note (a) which is intended to be held in a manner which would allow Eurosystem-eligibility or (b) in respect of which effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

1 Insert only where Rentokil Initial Finance B.V. is the Issuer.

2 Insert only where Rentokil Initial Finance B.V. is the Issuer.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of [                 ].

[RENTOKIL INITIAL PLC/RENTOKIL INITIAL FINANCE B.V.]1

By:
Duly Authorised

Authenticated without recourse, warranty or liability by
HSBC Bank plc
as Agent.

By:
Authorised Officer

[2Effectuated without recourse, warranty or liability by

as common safekeeper

By: ]

[Form of Pricing Supplement or relevant information appearing in the Pricing Supplement to be attached hereto.]

1 Delete as applicable.

2 This should only be completed where the Pricing Supplement indicates that this Global Note is intended to be a New Global Note.

Schedule One1

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

1 Schedule One should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.

PART II

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

* See most recent entry in Part II or III or Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

* See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Schedule Two1

EXCHANGES

FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or a part of a Permanent Global Note have been made:

Date made	Nominal amount of this Global Note exchanged for Definitive Notes or a part of a Permanent Global Note	Remaining nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

* See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

1 Schedule Two should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.

PART II

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[RENTOKIL INITIAL PLC

(the "Issuer")

(incorporated with limited liability under the laws of England with registration number 5393279)]/

[RENTOKIL INITIAL FINANCE B.V.

(the "Issuer")

(incorporated with limited liability under the laws of the Netherlands with registration number 86229206)]2 unconditionally and irrevocably guaranteed by

RENTOKIL INITIAL PLC

(the "Guarantor")

(incorporated with limited liability under the laws of England with registration number 5393279)]3

PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the "Notes") of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the "Pricing Supplement"), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "Trust Deed") dated 9 June 2022 and made between Rentokil Initial plc, Rentokil Initial Finance B.V. and HSBC Corporate Trustee Company (UK) Limited as trustee for the holders of the Notes.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at 8 Canada Square, London E14 5HQ, England or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

1       Delete where the original maturity of the Notes is 365 days or less.

2       Delete as required.

3       Insert only where Rentokil Initial Finance B.V. is the Issuer.

If the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, the nominal amount from time to time of this Global Note and of the Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking, S.A. ("Clearstream, Luxembourg" and together with Euroclear, the "relevant Clearing Systems"). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer's interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, the nominal amount from time to time of this Global Note and of the Notes represented by this Global Note shall be the amount stated in the Pricing Supplement or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II or Part III of Schedule One hereto or in Schedule Two hereto.

On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(a)	if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled; or

(b)	if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer's obligations in respect thereof and any failure to make entries referred to above shall not affect such discharge.

If the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note then on any exchange of such Temporary Global Note for this Global Note or any part hereof, the Issuer shall procure that:

(i) if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged; or

(ii) if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Notes and (if applicable) Coupons and/or Talons in or substantially in the forms set out in Parts III, IV and V of the Second Schedule to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons and/or Talons and the relevant information supplementing the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) either, as specified in the applicable Pricing Supplement:

(i)	upon not less than 60 days' written notice being given to the Agent by Euroclear or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note); or

(ii)	upon the occurrence of an Exchange Event.

An "Exchange Event" means:

(1)	an Event of Default has occurred and is continuing; or

(2)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the Trustee is available; or

(3)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes in definitive form and a certificate to such effect from two Directors of the Issuer has been given to the Trustee.

If this Global Note represents Notes having denominations consisting of a minimum Specified Denomination and integral multiples of a smaller amount thereabove then it may only be exchanged for definitive Notes upon an Exchange Event.

If this Global Note is exchangeable following the occurrence of an Exchange Event:

(i)	the Issuer will promptly give notice to Noteholders in accordance with Condition 13 upon the occurrence of such Exchange Event; and

(ii)	Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Agent requesting exchange.

Any such exchange shall occur on a date specified in the notice not more than 45 days after the date of receipt of the first relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made on any day (other than a Saturday or a Sunday) on which banks are open for business in London by the bearer of this Global Note.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note. Upon exchange of this Global Note for Definitive Notes, this Global Note should be surrendered to or to the order of the Agent.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV and V (as applicable) of the Second Schedule to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer[, the Guarantor]1, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer [and the Guarantor]2, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law.

A person who is not a party to this Global Note has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note shall not be valid unless authenticated by HSBC Bank plc as Agent and, if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note (a) which is intended to be held in a manner which would allow Eurosystem eligibility or (b) in respect of which effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

1 Insert only where Rentokil Initial Finance B.V. is the Issuer.

2 Insert only where Rentokil Initial Finance B.V. is the Issuer.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of [                   ].

[RENTOKIL INITIAL PLC/RENTOKIL INITIAL FINANCE B.V.]1

By:
Duly Authorised

Authenticated without recourse, warranty or liability by
HSBC Bank plc
as Agent.

By:
Authorised Officer

[2Effectuated without recourse, warranty or liability by

as common safekeeper

By: ]

[Form of Pricing Supplement or relevant information appearing in the Pricing Supplement to be attached hereto.]

1 Delete as applicable.

2 This should only be completed where the Pricing Supplement indicates that this Global Note is intended to be a New Global Note.

Schedule One1

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

1 Schedule One should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.

PART II

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

* See most recent entry in Part II or III or Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

* See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Schedule Two1

EXCHANGES OF INTERESTS IN THE TEMPORARY GLOBAL NOTE INITIALLY REPRESENTING THE NOTES FOR INTERESTS IN THIS GLOBAL NOTE

The following exchanges of interests in the Temporary Global Note initially representing the Notes for interests in this Global Note have been made:

Date made	Nominal amount of the Temporary Global Note initially representing the Notes exchanged for interests in this Global Note	Nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

* See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

1 Schedule Two should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.

PART III

FORM OF DEFINITIVE NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[RENTOKIL INITIAL PLC

(the "Issuer")

(incorporated with limited liability under the laws of England with registration number 5393279)]/

[RENTOKIL INITIAL FINANCE B.V.

(the "Issuer")

(incorporated with limited liability under the laws of the Netherlands with registration number 86229206)]2 unconditionally and irrevocably guaranteed by

RENTOKIL INITIAL PLC

(the "Guarantor")

(incorporated with limited liability under the laws of England with registration number 5393279)]3

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (the "Notes"). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the First Schedule to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, by the relevant information appearing in the Pricing Supplement (the "Pricing Supplement") endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Pricing Supplement, such information will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Note.

This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "Trust Deed") dated [•] 2022 and made between Rentokil Initial plc, Rentokil Initial Finance B.V. and HSBC Corporate Trustee Company (UK) Limited as trustee for the holders of the Notes.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by HSBC Bank plc as Agent.

[1]	Delete where the original maturity of the Notes is 365 days or less.
[2]	Delete as appropriate
[3]	Insert only where Rentokil Initial Finance B.V. is the Issuer.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

Issued as of [                  ].

[RENTOKIL INITIAL PLC]/[RENTOKIL INITIAL FINANCE B.V.][1]

By:
Duly Authorised

Authenticated without recourse, liability or warranty by
HSBC Bank plc,
as Agent.

By:
Authorised Officer

[Form of Pricing Supplement or relevant information appearing in the Pricing Supplement to be attached hereto.]

1 Delete as applicable.

[Conditions]

[Conditions to be as set out in the First Schedule to this Trust Deed or such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Pricing Supplement

[Here to be set out the text of the relevant information supplementing the Conditions which appears in the Pricing Supplement relating to the Notes]

PART IV

FORM OF COUPON

[Face of Coupon]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[RENTOKIL INITIAL PLC/RENTOKIL INITIAL FINANCE B.V.]2

(the Issuer)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [       ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].3

Part A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes.	Coupon for [ ] due on [ ], [ ]]

Part B

[For Floating Rate Notes:

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [ ] [ ]/[ ]].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

[1]	Delete where the original maturity of the Notes is 1 year or less.
[2]	Delete as applicable.
[3]	Delete where the Notes are all of the same denomination.

PART V

FORM OF TALON

[Face of Talon]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[RENTOKIL INITIAL PLC]/[RENTOKIL INITIAL FINANCE B.V.]2

(the Issuer)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [       ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]]3

On and after [              ] further Coupons [and a further Talon]4 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

[1]	Delete where the original maturity of the Notes is 365 days or less.
[2]	Delete as applicable.
[3]	Delete where the Notes are all of the same denomination.
[4]	Not required on last Coupon sheet.

[Reverse of Coupons and Talons]

AGENT

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

OTHER PAYING AGENT

HSBC Continental Europe

1 Grand Canal Square

Grand Canal Harbour

Dublin 2

D02 P820

Ireland

and/or such other or further Agent or other Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

THE THIRD SCHEDULE

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	(A) As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	"Alternative Clearing System" means any clearing system (including without limitation The Depositary Trust Company ("DTC")) other than Euroclear or Clearstream, Luxembourg;

(ii)	"block voting instruction" shall mean an English language document issued by a Paying Agent and dated in which:

(a)	it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

(2)	the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b)	it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)	the aggregate principal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)	one or more persons named in such document (each hereinafter called a "proxy") is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)	"Clearing System" shall mean Euroclear and/or Clearstream, Luxembourg and includes in respect of any Note any clearing system on behalf of which such Note is held or which is the bearer or holder of a Note, in either case whether alone or jointly with any other Clearing System(s). For the avoidance of doubt, the provisions of subclause 1(B)(v) of the Trust Deed shall apply to this definition;

(iv)	"Electronic Consent" has the meaning set out in paragraph 23;

(v)	"Electronic Platform" means any form of telephony or electronic platform or facility and includes without limitation, telephone and video conference call and application technology systems;

(vi)	"Hybrid Meeting" means a combined physical meeting and virtual meeting convened pursuant to this Schedule by an Issuer, the Guarantor or the Trustee and which persons may attend either at the physical location specified in the notice of such meeting or via an electronic platform;

(vii)	"meeting" means a meeting convened pursuant to this Schedule by an Issuer, the Guarantor or the Trustee and whether held as a Physical Meeting, or as a Virtual Meeting or as a Hybrid Meeting;

(viii)	"Physical Meeting" means any meeting attended by persons present in person at the physical location specified in the notice of such meeting;

(ix)	"present" means physically present in person at a Physical Meeting or a Hybrid Meeting, or able to participate in or join a Virtual Meeting or a Hybrid Meeting held via an Electronic Platform;

(x)	"Virtual Meeting" means any meeting held via an electronic platform;

(xi)	"voting certificate" shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)	that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(2)	the surrender of the certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(xii)	"Written Resolution" means a resolution in writing signed by the holders of 100 per cent. in nominal amount of the Notes outstanding, which resolution in writing may be contained in one document or several documents in like form each signed by or on behalf of one or more of the Noteholders (and subject to the further provisions set out in paragraph 23);

(xiii)	"24 hours" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(xiv)	"48 hours" shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(B)	A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (A)(i)(a) or (A)(ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (A)(ii)(b) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

2.	The relevant Issuer or (in the case of Guaranteed Notes) the Guarantor or the Trustee may at any time and the relevant Issuer shall upon a requisition in writing in the English language signed by the holders of not less than one-twentieth in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the relevant Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every Physical Meeting shall be held at a time and place as approved by the Trustee. Every Virtual Meeting shall be held via an Electronic Platform and at a time approved by the Trustee. Every Hybrid Meeting shall be held at a time and place and via an Electronic Platform approved by the Trustee.

3.	At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the day and hour of meeting and the manner in which it is to be held, and if a Physical Meeting or Hybrid Meeting is to be held, the place of the meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 13. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the relevant Issuer (unless the meeting is convened by the relevant Issuer) and (in the case of Guaranteed Notes) to the Guarantor (unless the meeting is convened by the Guarantor). With respect to a Virtual Meeting or a Hybrid Meeting, each such notice shall set out such other and further details as required under paragraph 25.

4.	A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the relevant Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.	At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate more than 50 per cent. in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 19(B), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)	reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(ii)	alteration of the currency in which payments under the Notes and Coupons are to be made;

(iii)	alteration of the majority required to pass an Extraordinary Resolution;

(iv)	the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below;

(v)	modifying the Guarantee; and

(vi)	alteration of this proviso or the proviso to paragraph 6 below;

the quorum shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6.	If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time, in the same manner in which it was held and (in the case of a Physical Meeting or a Hybrid Meeting) at the same place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such time and place or manner in which it is to be held as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such time and place or manner in which it is to be held as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.	At a meeting which is held only as a Physical Meeting, every question submitted to such meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy. At a Virtual Meeting or a Hybrid Meeting, a resolution put to the vote of the meeting shall be decided on a poll in accordance with paragraph 27, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates.

9.	At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the relevant Issuer, (in the case of Guaranteed Notes) the Guarantor, the Trustee or any person present holding a Definitive Note or a voting certificate or being a proxy (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the relevant Issuer or (in the case of Guaranteed Notes) the Guarantor and its or their lawyers and any other person authorised so to do by the Trustee may attend, participate and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of "outstanding" in Clause 1, no person shall be entitled to attend, participate and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Clause 9(B) or Condition 9 unless he either produces the Definitive Note or Definitive Notes of which he is the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the relevant Issuer, the Guarantor or any Subsidiary of the relevant Issuer or the Guarantor, any holding company of the Issuer or the Guarantor or any Subsidiary of such holding company. Nothing herein shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the relevant Issuer or the Guarantor.

14.	Subject as provided in paragraph 13 hereof at any meeting:

(A)	on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxy shall have one vote; and

(B)	on a poll every person who is so present shall have one vote in respect of each €1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction need not be Noteholders.

16.	Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent and each form of proxy shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall (if the Trustee so requires) be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17.	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the relevant Noteholders' instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the relevant Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.	The Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject, in the case of a meeting, to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(A)	Power to sanction any compromise or arrangement proposed to be made between the relevant Issuer, the Guarantor, the Trustee, any Appointee, the Noteholders and Couponholders or any of them.

(B)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Couponholders, the relevant Issuer or the Guarantor or against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(C)	Power to assent to any modification of the provisions of these presents which shall be proposed by the relevant Issuer, the Guarantor, the Trustee or any Noteholder.

(D)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(E)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(G)	Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(H)	Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(I)	Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the relevant Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19.	Any resolution passed by the Noteholders in accordance with these presents shall be binding upon all the Noteholders whether present or not present at any meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 by the relevant Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.	The expression "Extraordinary Resolution" when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a Written Resolution; or (c) by an Electronic Consent.

21.	Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the relevant Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.	(A)	If and whenever the relevant Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)	a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting (or by a separate Written Resolution or by a separate Electronic Consent) of the holders of the Notes of that Series;

(ii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting (or by a single Written Resolution or by a single Electronic Consent) of the holders of the Notes of all the Series so affected;

(iii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings (or by separate Written Resolutions or by separate Electronic Consents) of the holders of the Notes of each Series or group of Series so affected; and

(iv)	to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(B)	If the relevant Issuer shall have issued and have outstanding Notes which are not denominated in euro in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in euro at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into euro on the seventh dealing day prior to the day on which the requisition in writing is received by the relevant Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each €1 (or such other euro amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.

23.	Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Noteholders.

For so long as the Notes are in the form of a Global Note held on behalf of one or more of Euroclear, Clearstream, Luxembourg or an Alternative Clearing System, then, in respect of any resolution proposed by an Issuer, the Guarantor or the Trustee:

(A)	Electronic Consent: where the terms of the resolution proposed by the relevant Issuer, the Guarantor or the Trustee (as the case may be) have been notified to the Noteholders through the relevant clearing system(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the relevant Issuer, the Guarantor and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Agent or another specified agent and/or the Trustee in accordance with their operating rules and procedures by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes outstanding (the "Required Proportion") ("Electronic Consent") by close of business on the Relevant Date (as defined below). Any resolution passed in such manner shall be binding on all Noteholders and Couponholders, even if the relevant consent or instruction proves to be defective. None of the relevant Issuer, the Guarantor or the Trustee shall be liable or responsible to anyone for such reliance.

(i)	When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Noteholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Noteholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the "Relevant Date") by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s).

(ii)	If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the "Proposer") so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to these presents. Alternatively, the Proposer may give a further notice to Noteholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Noteholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to "Relevant Date" shall be construed accordingly.

For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by an Issuer, the Guarantor or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 2 above, unless that meeting is or shall be cancelled or dissolved; and

(B)	Written Resolution: where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the relevant Issuer, (in the case of Guaranteed Notes) the Guarantor and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the relevant Issuer, the Guarantor and/or the Trustee, as the case may be, by accountholders in the clearing system with entitlements to such Global Note and/or, where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person for whom such entitlement is ultimately beneficially held, whether such beneficiary holds directly with the accountholder or via one or more intermediaries and provided that, in each case, the relevant Issuer, the Guarantor and/or the Trustee have obtained commercially reasonable evidence to ascertain the validity of such holding and have taken reasonable steps to ensure that such holding does not alter following the giving of such consent or instruction and prior to the effecting or implementation of such consent or instruction. Any resolution passed in such manner shall be binding on all Noteholders and Couponholders, even if the relevant consent or instruction proves to be defective. As used in this paragraph, "commercially reasonable evidence" includes any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant Alternative Clearing System, and/or issued by an accountholder of them or an intermediary in a holding chain, in relation to the holding of interests in the Notes. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EasyWay or Clearstream, Luxembourg’s Xact Web Portal) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. None of the relevant Issuer, the Guarantor nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. An Electronic Consent will be binding on all Noteholders , Couponholders and Talonholders, whether or not they participated in such Electronic Consent.

24.	Subject to all other provisions of these presents the Trustee may without the consent of the Noteholders (i) concur with the relevant Issuer or (in the case of Guaranteed Notes) the Guarantor in prescribing further regulations regarding the holding of meetings and attendance and voting at them, or (ii) prescribe further regulations regarding the holding of meetings and attendance and voting at them, if, in either case, the Trustee is of the opinion that such regulations are not materially prejudicial to the interests of the Noteholders. Such regulations may include (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with these presents are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so and/or to facilitate the holding of a Virtual Meeting or a Hybrid Meeting.

ADDITIONAL PROVISIONS APPLICABLE TO VIRTUAL AND/OR HYBRID MEETINGS

25.	The relevant Issuer, (in the case of Guaranteed Notes) the Guarantor (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion may decide to hold a Virtual Meeting or a Hybrid Meeting and, in such case, shall provide the details of the means for Noteholders or their representatives or proxies to attend, participate in and/or speak at the meeting, including the Electronic Platform to be used.

26.	Without prejudice to paragraph 13, the relevant Issuer, (in the case of Guaranteed Notes) the Guarantor or the Chairman or the Trustee in its sole discretion may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the Virtual Meeting or Hybrid Meeting and the suitability of the Electronic Platform. All documentation that is required to be passed between persons at or for the purposes of the Virtual Meeting or persons attending the Hybrid Meeting via the Electronic Platform (in each case, in whatever capacity) shall be communicated by email (or such other medium of electronic communication as the Trustee may approve), provided that the relevant Issuer or the Guarantor, or its agents shall be solely responsible for facilitating the distribution of all such documentation unless the meeting shall have been convened by the Trustee.

27.	All resolutions put to a Virtual Meeting or a Hybrid Meeting shall be voted on by a poll in accordance with paragraphs 8, 10 and 12 above.

28.	Persons seeking to attend, participate in, speak at or join a Virtual Meeting or a Hybrid Meeting via the Electronic Platform, shall be responsible for ensuring that they have access to the facilities (including, without limitation, IT systems, equipment and connectivity) which are necessary to enable them to do so.

29.	In determining whether persons are attending, participating in or joining a Virtual Meeting or a Hybrid Meeting via the Electronic Platform, it is immaterial whether any one or more persons attending it are in the same physical location as each other or how they are able to communicate with each other.

30.	One or more persons who are not in the same physical location as each other may attend a Virtual Meeting or a Hybrid Meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them.

31.	In the case of a Virtual Meeting or a Hybrid Meeting via the Electronic Platform only, the Chairman of the meeting reserves the right to take such steps as the Chairman shall determine in its absolute discretion to avoid or minimise disruption at the meeting, which steps may include (without limitation), muting the electronic connection to the meeting of the person causing such disruption for such period of time as the Chairman may determine.

32.	A person is able to exercise the right to speak at a Virtual Meeting or a Hybrid Meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this Schedule.

33.	A person is able to exercise the right to vote at a Virtual Meeting or a Hybrid Meeting when:

33.1	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

33.2	that person’s vote can be taken into account in determining whether or not such resolutions are passed contemporaneously with the votes of all the other persons attending the meeting who are entitled to vote at such meeting.

34.	The Trustee shall not be responsible or liable to the relevant Issuer, the Guarantor or any other person for the choice or security of the Electronic Platform used for any Virtual Meeting or Hybrid Meeting or for accessibility or connectivity or the lack of accessibility or connectivity to any Virtual Meeting or Hybrid Meeting, notwithstanding any approval that may have been provided by the Trustee to the relevant Issuer and/or the Guarantor.

EXECUTED as a deed by	)
RENTOKIL INITIAL PLC	)
acting by	)
and	)		Director

Director / Secretary

EXECUTED as a DEED by		)

RENTOKIL INITIAL FINANCE B.V.		)	Director
acting by		)

EXECUTED as a DEED by	)

)
HSBC CORPORATE TRUSTEE	)
COMPANY (UK) LIMITED	)
acting by its attorney
Attorney name

Witnessed by:

Witness Name :

Witness Address :

DATED 9 DECEMBER 2005

RENTOKIL INITIAL PLC

- and –

RENTOKIL INITIAL FINANCE B.V.

-and-

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

TRUST DEED

relating to a

€5,000,000,000
Euro Medium Term Note Programme
(as modified and restated on 9 June 2022)

SIGNATORIES

EXECUTED as a DEED by	)

RENTOKIL INITIAL plc	)	Director
acting by	)
and	)
Director / Secretary

EXECUTED as a DEED by	)

RENTOKIL INITIAL FINANCE
B.V.	)	Director
acting by	)

EXECUTED as a DEED by	)

HSBC CORPORATE TRUSTEE	)
COMPANY (UK) LIMITED	)
acting by its attorney
Attorney name

Witnessed by:

Witness Name:

Witness Address:

(Signature Page to the Ninth Supplemental Trust Deed)

NINTH SUPPLEMENTAL TRUST DEED
9 JUNE 2022

RENTOKIL INITIAL PLC

and

RENTOKIL INITIAL FINANCE B.V.

and

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

further modifying and restating the provisions of the

Trust Deed dated 9 December 2005

relating to a

€5,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME